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                                                                   Exhibit 10.90

                                                    LICENSE AND OPTION AGREEMENT


                          LICENSE AND OPTION AGREEMENT



                                  BY AND AMONG



                          HOECHST MARION ROUSSEL, INC.,

                    HOECHST MARION ROUSSEL DEUTSCHLAND GMBH,

                          HOECHST MARION ROUSSEL, S.A.

                                       AND

                       MEDICIS PHARMACEUTICAL CORPORATION


                          DATED AS OF NOVEMBER 15, 1998


TRADEMARK NOTICE: 'Loprox', 'Topicort', 'Dermatop' and 'A/T/S' are registered trademarks of HMR, certain rights to which are granted to MEDICIS in accordance with the TRADEMARK LICENSE AGREEMENT (as defined herein). The use of such trademarks in this AGREEMENT is in each case deemed to be accompanied by an appropriate notice of trademark registration.
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                                                    LICENSE AND OPTION AGREEMENT


                                TABLE OF CONTENTS

                                                               Page
                                                               ----

ARTICLE I. DEFINITIONS..........................................  1

         1.1          "AAA".....................................  1

         1.2          "ACTIVE INGREDIENTS"......................  1

         1.3          "AFFILIATE"...............................  2

         1.4          "AGREEMENT"...............................  2

         1.5          "ALTERNATE SITE"..........................  2

         1.6          "APPLICABLE LAWS".........................  2

         1.7          "CANADA"..................................  2

         1.8          "CANADIAN AGREEMENTS".....................  2

         1.9.         "CANADIAN OPTION".........................  2

         1.10         "CANADIAN RIGHTS".........................  2

         1.11         "CICLOPIROX"..............................  2

         1.12         "CLAIM"...................................  2

         1.13         "COMPETING NAIL TOPICAL PRODUCT"..........  2

         1.14         "COMPLETE FRANKFURT DATA".................  2

         1.15         "CONFIDENTIAL INFORMATION"................  2

         1.16         "COPLEY"..................................  3

         1.17         "COPLEY PRODUCT AGREEMENT"................  3

         1.18         "CRO".....................................  3

         1.19         "DEVELOPMENT STAGE PRODUCT"...............  3

         1.20         "EXCLUDED HMR PRODUCT LIABILITY"..........  3

         1.21         "FORCE MAJEURE"...........................  3

         1.22         "FDA".....................................  3

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                                                    LICENSE AND OPTION AGREEMENT

         1.23         "FRANKFURT DATA".........................   4

         1.24         "FRANKFURT SITE".........................   4

         1.25         "HERBERT"................................   4

         1.26         "HERBERT AGREEMENT"......................   4

         1.27         "HERBERT ASSIGNMENT AGREEMENT"...........   4

         1.28         "HMR"....................................   4

         1.29         "HMR GmbH"...............................   4

         1.30         "HMRI"...................................   4

         1.31         "HMR INDEMNIFIED PARTY"..................   4

         1.32         "HMR NEWLY DEVELOPED PRODUCT"............   4

         1.33         "HMR NOTICE".............................   4

         1.34         "HMR RIGHT OF FIRST OFFER"...............   4

         1.35.        "HMR SUPPLIED PRODUCTS"..................   4

         1.36.        "HMR SA".................................   4

         1.37         "HSR ACT"................................   4

         1.38         "IMPROVEMENT"............................   4

         1.39         "INTELLECTUAL PROPERTY"..................   5

         1.40         "INTERNET SIDE LETTER"...................   5

         1.41         "JOINT PATENT COUNSEL"...................   5

         1.42         "KNOW-HOW"...............................   5

         1.43         "LIABILITIES"............................   5

         1.44         "LICENSE"................................   5

         1.45         "LICENSE EFFECTIVE DATE".................   5

         1.46         "LINE EXTENSIONS"........................   5

         1.47         "LOPROX CREAM MATTER"....................   5

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                                                    LICENSE AND OPTION AGREEMENT

         1.48         "LOPROX CREAM PLAN"........................  5

         1.49         "LOPROX CREAM REGULATORY GOALS"............  5

         1.50         "LOPROX LOTION"............................  5

         1.51         "LOPROX LOTION MATTER".....................  6

         1.52         "LOPROX LOTION PLAN".......................  6

         1.53         "LOPROX LOTION REGULATORY GOALS"...........  6

         1.54         "LOPROX LOTION SUPPLY AGREEMENT"...........  6

         1.55         "MEDICIS"..................................  6

         1.56         "MEDICIS INDEMNIFIED PARTY"................  6

         1.57         "MEDICIS NEWLY DEVELOPED PRODUCT"..........  6

         1.58         "MEDICIS NOTICE"...........................  6

         1.59         "MEDICIS RIGHT OF FIRST OFFER".............  6

         1.60         "NDAs".....................................  6

         1.61         "NEW A/T/S GEL MANUFACTURER"...............  6

         1.62         "NON-PRODUCT CLAIMS".......................  6

         1.63         "OPTION"...................................  6

         1.64         "OTHER INFORMATION"........................  6

         1.65         "PACO".....................................  7

         1.66         "PACO AGREEMENTS"..........................  7

         1.67         "PACO A/T/S AGREEMENT".....................  7

         1.68         "PACO A/T/S ASSIGNMENT AGREEMENT"..........  7

         1.69         "PACO LOPROX AGREEMENT"....................  7

         1.70         "PACO LOPROX ASSIGNMENT AGREEMENT".........  7

         1.71         "PATENTS"..................................  7

         1.72         "PRODUCT KNOW-HOW".........................  7

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                                                    LICENSE AND OPTION AGREEMENT

         1.73         "PRODUCTS".......................................   8

         1.74         "PURCHASE AGREEMENT".............................   8

         1.75         "PURCHASE DATE"..................................   8

         1.76         "PURCHASE PRICE".................................   8

         1.77         "RILOPIROX OPTION"...............................   8

         1.78         "RILOPIROX RIGHTS"...............................   8

         1.79         "RULES"..........................................   8

         1.80         "SHARED KNOW-HOW"................................   8

         1.81         "SIMILAR PRODUCTS"...............................   8

         1.82         "SUPPLY AGREEMENT"...............................   8

         1.83         "TERM"...........................................   8

         1.84         "TERRITORY"......................................   8

         1.85         "TRADEMARK LICENSE AGREEMENT"....................   9

         1.86         "TRADEMARKS".....................................   9

         1.87         "TRANSACTION DOCUMENTS"..........................   9

         1.88         "TRANSITION SERVICES AGREEMENT"..................   9

ARTICLE II. GRANT OF LICENSE; RELATED RIGHTS...........................   9

         2.1          Grant of LICENSE.................................   9

         2.2          ACTIVE INGREDIENTS Not Included in the LICENSE...  10

         2.3          Generic Products; COPLEY.........................  10

         2.4          Certain Restrictions on Sale of
                      ACTIVE INGREDIENTS...............................  12

         2.5          MEDICIS Use of Drug Master Files and NDAs........  13

         2.6          A/T/S Gel........................................  14

ARTICLE III. LICENSE AND DISTRIBUTION FEES.............................  15
         3.1          LICENSE and Distribution Fees....................  15

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                                                    LICENSE AND OPTION AGREEMENT

ARTICLE IV. OPTION TO PURCHASE.........................................  15

         4.1          Option to Purchase...............................  15

         4.2          Effect of the OPTION Being Exercised.............  16

         4.3          Loprox Cream Schedule and LOPROX LOTION Schedule.  16

         4.4          Grant of CANADIAN OPTION.........................  16

ARTICLE V. RIGHTS OF FIRST OFFER.......................................  17

         5.1          MEDICIS RIGHT OF FIRST OFFER.....................  17

         5.2          HMR RIGHT OF FIRST OFFER.........................  19

         5.3          Development of Newly Developed Products..........  20

         5.4          Grant of RILOPIROX OPTION........................  20

         5.5          Theramycin Z Product.............................  21

ARTICLE VI. SCOPE OF LICENSE EXCLUSIVITY...............................  21

         6.1          No Sales By MEDICIS Outside the TERRITORY........  22

         6.2          No Sales by HMR Inside the TERRITORY.............  22

ARTICLE VII. REGULATORY MATTERS; ADVERSE REACTIONS; RECALLS............  22

         7.1          Licenses, Filings, Registrations,
                      Permits and Regulatory Approvals.................  22

         7.2          Communication with Agencies......................  23

         7.3          Governmental Inspections.........................  23

         7.4          Adverse Reactions................................  24

         7.5          Product Recalls..................................  24

ARTICLE VIII. PROMOTION AND MARKETING..................................  25

         8.1          Party Names; Change of Promotional Material......  25

         8.2          Advertising and Promotional Materials............  25

         8.3          Medical and Other Inquiries......................  25

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                                                    LICENSE AND OPTION AGREEMENT

         8.4          Customer Complaints..............................  26

ARTICLE IX. INTELLECTUAL PROPERTY......................................  26

         9.1          Notices..........................................  26

         9.2          Actions During the Term..........................  27

         9.3          Actions After the PURCHASE DATE..................  28

         9.4          Patent Prosecution...............................  28

ARTICLE X. REPRESENTATIONS AND WARRANTIES; COVENANTS...................  29

         10.1         Representations and Warranties of the Parties....  29

         10.2         Representations and Warranties of HMR............  30

         10.3         Covenants of the Parties.........................  33

         10.4         Covenants of MEDICIS.............................  34

         10.5         Covenants of HMR.................................  34

         10.6         Mutual Limitations on Warranties and Damages.....  35

         10.7.        Survival of Representations and Warranties.......  35

ARTICLE XI. CONFIDENTIAL INFORMATION...................................  36

         11.1         Ownership........................................  36

         11.2         Confidentiality..................................  36

         11.3         Public Announcements and Statements..............  36

ARTICLE XII. IMPROVEMENTS..............................................  36

         12.1         Improvements.....................................  36

         12.2         Regulatory Responsibility with
                      Respect to Improvements..........................  37

ARTICLE XIII. ADDITIONAL LOPROX PRODUCT................................  37

         13.1         Additional Loprox Product........................  37

ARTICLE XIV. MANUFACTURING.............................................  37

         14.1         Manufacturing by MEDICIS.........................  37

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                                                    LICENSE AND OPTION AGREEMENT

ARTICLE XV. TERM AND TERMINATION.......................................  37

         15.1         Term of the AGREEMENT............................  37

         15.2         Termination by HMR...............................  38

         15.3         Termination by MEDICIS...........................  38

ARTICLE XVI. RIGHTS AND DUTIES UPON TERMINATION OR
                      EXPIRATION; REMEDIES.............................  39

         16.1         Monies Paid or Due...............................  39

         16.2         Survival of Rights...............................  39

         16.3         Remaining PRODUCT................................  40

         16.4         Damages..........................................  40

         16.5         Transition Upon Termination......................  40

ARTICLE XVII. PAYMENT TERMS GENERALLY; taxes...........................  41

         17.1         Place of Payment; Interest.......................  41

         17.2         Taxes............................................  41

ARTICLE XVIII. INDEMNIFICATION and LIMITATION OF LIABILITY.............  41

         18.1         Indemnification by MEDICIS.......................  41

         18.2         Indemnification by HMR...........................  41

         18.3         Process of Indemnification.......................  42

         18.4         Settlements......................................  43

         18.5         Right of Set-Off.................................  43

ARTICLE XIX. MISCELLANEOUS.............................................  43

         19.1         FORCE MAJEURE....................................  43

         19.2         Governing Law....................................  44

         19.3         Headings and References..........................  44

         19.4         Dispute Resolution...............................  44

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                                                    LICENSE AND OPTION AGREEMENT

         19.5         Severability.....................................  46

         19.6         Entire Agreement.................................  46

         19.7         Amendment........................................  46

         19.8         Notices..........................................  46

         19.9         Assignment, Sublicense and Binding Effect........  47

         19.10        No Agency........................................  48

         19.11        No Strict Construction...........................  48

         19.12        Waiver...........................................  48

         19.13        Counterparts.....................................  48



EXHIBITS

EXHIBIT A - List of PRODUCTS
EXHIBIT B - List of NDAs
EXHIBIT C - List of PATENTS
EXHIBIT D - List of TRADEMARKS
EXHIBIT E - List of Canadian Products and New Drug Submissions


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                                                    LICENSE AND OPTION AGREEMENT


                          LICENSE AND OPTION AGREEMENT


         This License and Option Agreement (the "AGREEMENT") is entered into as of November 15, 1998, by and among Hoechst Marion Roussel, Inc., a Delaware corporation ("HMRI"), Hoechst Marion Roussel Deutschland GmbH, a German limited liability company ("HMR GmbH"), Hoechst Marion Roussel, S.A., a French corporation ("HMR SA"), and Medicis Pharmaceutical Corporation, a Delaware corporation ("MEDICIS"). Capitalized terms used in this AGREEMENT shall have the meanings ascribed to them in Article I hereof or as otherwise set forth herein or in the Schedules hereto.

                                    RECITALS

         A. HMRI, HMR SA and HMR GmbH (sometimes collectively and jointly and severally referred to herein as "HMR") have developed and currently sell, or have obtained the rights to sell, the PRODUCTS in the TERRITORY during the TERM of this AGREEMENT.

         B. MEDICIS is willing to acquire from HMR, and HMR is willing to grant to MEDICIS, under the PATENTS and the KNOW-HOW, a license during the TERM to make, have made, use, sell and have sold the PRODUCTS in the TERRITORY.

         C. MEDICIS is willing to acquire from HMR, and HMR is willing to grant to MEDICIS, an option to purchase, upon the expiration of the TERM, the PATENTS, the PRODUCT KNOW-HOW, the TRADEMARKS and the associated goodwill for all of the PRODUCTS in the TERRITORY and an option to license the SHARED KNOW-HOW to make, have made, use, sell and have sold the PRODUCTS in the TERRITORY, on the terms and subject to the conditions set forth in the PURCHASE AGREEMENT executed simultaneously herewith.

         D. Pursuant to and as provided in this AGREEMENT, HMR GmbH and MEDICIS are entering into the SUPPLY AGREEMENT, and HMRI and certain of its AFFILIATES and MEDICIS are entering into, among others, the LOPROX LOTION SUPPLY AGREEMENT, the TRADEMARK LICENSE AGREEMENT and the TRANSITION SERVICES AGREEMENT.

         NOW, THEREFORE, in consideration of the mutual promises hereinafter made and the mutual benefits to be derived from this AGREEMENT, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         1.1 "AAA" shall have the meaning set forth in Section 19.4(b) hereof.

         1.2 "ACTIVE INGREDIENTS" means CICLOPIROX, desoximetasone and erythromycin, or any of them, as the case may be.


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                                                    LICENSE AND OPTION AGREEMENT


         1.3 "AFFILIATE" means any individual, corporation or other legal entity which any party directly or indirectly through one or more intermediaries controls or which is controlled by or under common control with such party. For the purpose of this AGREEMENT, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an individual, corporation or other legal entity, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that COPLEY shall not be an AFFILIATE of HMR.

         1.4 "AGREEMENT" means this License and Option Agreement by and among HMR and MEDICIS.

         1.5 "ALTERNATE SITE" shall have the meaning set forth in Section 13.2(a) of Schedule 13.

         1.6 "APPLICABLE LAWS" shall mean all applicable laws, statutes, rules, regulations, ordinances, orders, decrees, writs, judicial or administrative decisions and the like of any nation or government, any state or other political subdivision thereof, any entity exercising executive, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, any governmental authority, agency, department, board, commission or instrumentality of any governmental unit or any political subdivision thereof), any tribunal or arbitrator of competent jurisdiction, and any self-regulatory organization.

         1.7 "CANADA" means Canada and its territories and possessions.

         1.8 "CANADIAN AGREEMENTS" shall have the meaning set forth in Section 4.4(a) hereof.

         1.9. "CANADIAN OPTION" shall have the meaning set forth in Section 4.4(a) hereof.

         1.10 "CANADIAN RIGHTS" shall have the meaning set forth in Section 4.4(a) hereof.

         1.11 "CICLOPIROX" means ciclopirox acid and/or ciclopirox olamine.

         1.12 "CLAIM" shall have the meaning set forth in Section 19.4(a) hereof.

         1.13 "COMPETING NAIL TOPICAL PRODUCT" means any product or products for topical application to the nail containing CICLOPIROX, or that would otherwise be similar to or competitive with the DEVELOPMENT STAGE PRODUCT.

         1.14 "COMPLETE FRANKFURT DATA" shall have the meaning set forth in
Section 13.3(a) of Schedule 13.

         1.15 "CONFIDENTIAL INFORMATION" means any and all data and information of a proprietary or confidential nature that are owned or controlled by any party hereto or their respective AFFILIATES and are made available by one party or its AFFILIATES to any other


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                                                    LICENSE AND OPTION AGREEMENT


party or its AFFILIATES prior to, during or after the TERM and that are directly or indirectly related to the PRODUCTS and/or IMPROVEMENTS or the manufacture, use or sale thereof, including, but without limitation, clinical or non-clinical data, formulations, processing information, technical reports and specifications, marketing and sales information, customer lists, supplier lists and pricing information. CONFIDENTIAL INFORMATION shall not include information which:

                  (i) was known or used by the receiving party or its AFFILIATES prior to its date of disclosure to the receiving party, as evidenced by the prior written records of the receiving party or its AFFILIATES;

                  (ii) either before or after the date of the disclosure to the receiving party is lawfully disclosed without restriction on disclosure to the receiving party or its AFFILIATES by an independent, unaffiliated third party whose disclosure of such information does not violate any obligation to or right of the party owning or controlling the CONFIDENTIAL INFORMATION; or

                  (iii) either before or after the date of the disclosure to the receiving party becomes published or generally known in the industry through no fault or admission on the part of the receiving party or its AFFILIATES.

         1.16 "COPLEY" means Copley Pharmaceutical, Inc., a Delaware corporation.

         1.17 "COPLEY PRODUCT AGREEMENT"shall have the meaning set forth in
Section 2.3(a) hereof.

         1.18 "CRO" shall have the meaning set forth in Section 13.3(a) of
Schedule 13.

         1.19 "DEVELOPMENT STAGE PRODUCT" shall have the meaning set forth in
Schedule 5.1.

         1.20 "EXCLUDED HMR PRODUCT LIABILITY" means any LIABILITY of HMR or their AFFILIATES arising under any applicable federal, state, local or other product liability law, regulation, common law principle, court order or judgment, jury verdict or arbitral award arising out of or related to the manufacture of the HMR SUPPLIED PRODUCTS by HMR or its AFFILIATES after the LICENSE EFFECTIVE DATE; excluding, however, any such LIABILITY due to, caused by, resulting from or arising out of any breach by HMR or any of their AFFILIATES of Article VI of the SUPPLY AGREEMENT or Article VI of the LOPROX LOTION SUPPLY AGREEMENT.

         1.21 "FORCE MAJEURE" shall have the meaning set forth in Section 19.1 hereof.

         1.22 "FDA" means the United States Food and Drug Administration, or any successor to its responsibilities with respect to pharmaceutical products such as the PRODUCTS.


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                                                    LICENSE AND OPTION AGREEMENT

         1.23 "FRANKFURT DATA" shall have the meaning set forth in Section 13.1 of Schedule 13.

         1.24 "FRANKFURT SITE" shall have the meaning set forth in Section 13.1 of Schedule 13 hereto.

         1.25. "HERBERT" means Vision Pharmaceuticals L.P., a Texas limited partnership (formerly known as Herbert Laboratories), the general partner of which is Allergan General, Inc., a Delaware corporation that is a subsidiary of Allergan, Inc.

         1.26 "HERBERT AGREEMENT" means the Manufacturing Agreement, dated as of June 11, 1990, between HMRI and HERBERT, relating to 'A/T/S' Gel, including any amendments thereto.

         1.27 "HERBERT ASSIGNMENT AGREEMENT" means the Assignment and Assumption Agreement, dated as of the LICENSE EFFECTIVE DATE, by and among HERBERT, HMRI and MEDICIS.

         1.28 "HMR" means HMRI, HMR SA and HMR GmbH, collectively and jointly and severally.

         1.29 "HMR GmbH" means Hoechst Marion Roussel Deutschland GmbH, a German limited liability company.

         1.30 "HMRI" means Hoechst Marion Roussel, Inc., a Delaware corporation.

         1.31 "HMR INDEMNIFIED PARTY" shall have the meaning set forth in
Section 18.1 hereof.

         1.32 "HMR NEWLY DEVELOPED PRODUCT" shall have the meaning set forth in
Section 5.1 hereof.

         1.33 "HMR NOTICE" shall have the meaning set forth in Section 5.1(a) hereof.

         1.34 "HMR RIGHT OF FIRST OFFER" shall have the meaning set forth in
Section 5.2 hereof.

         1.35. "HMR SUPPLIED PRODUCTS" means the HMR MANUFACTURED PRODUCTS (as defined in the SUPPLY AGREEMENT) and the LOPROX LOTION.

         1.36. "HMR SA" means Hoechst Marion Roussel, S.A., a French corporation.

         1.37 "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         1.38 "IMPROVEMENT" means any and all modifications or refinements related to any PRODUCT or its use or the manufacturing processes thereof, whether patented or not


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                                                    LICENSE AND OPTION AGREEMENT

patented, which may be made, developed or acquired by a party during or prior to the TERM, including, without limitation, modifications in the size, dosage strength or excipients of any PRODUCT, but not including LINE EXTENSIONS.

         1.39 "INTELLECTUAL PROPERTY" means the KNOW-HOW, the PATENTS and the TRADEMARKS.

         1.40 "INTERNET SIDE LETTER" means that certain side letter agreement pertaining to Internet Domain Names between HMRI and MEDICIS, dated as of the LICENSE EFFECTIVE DATE.

         1.41 "JOINT PATENT COUNSEL" shall have the meaning set forth in Section 9.4(a) hereof.

         1.42 "KNOW-HOW" means the SHARED KNOW-HOW and the PRODUCT KNOW-HOW.

         1.43 "LIABILITIES" means any and all liabilities, losses, damages, penalties, fines, assessments, expenses and costs of any kind or nature, primary or secondary, direct or indirect, absolute or contingent, known or unknown, including without limitation costs of settlement, reasonable attorneys' fees and related costs and expenses and any liabilities for claims of personal injury or death, suffered or incurred by an indemnified party hereunder.

         1.44 "LICENSE" shall mean the licenses granted by HMR to MEDICIS in
Section 2.1 hereof.

         1.45 "LICENSE EFFECTIVE DATE" means the date of this AGREEMENT as first set forth above.

         1.46 "LINE EXTENSIONS" means human dermatology products containing the ACTIVE INGREDIENTS of the PRODUCTS but in a different dosage form from the PRODUCTS (e.g., products in a gel rather than a cream form), but not including
(i) IMPROVEMENTS; or (ii) the additional Loprox PRODUCT discussed in Schedule 13 hereto, Loprox Gel, Topicort Ointment 0.05% or the DEVELOPMENT STAGE PRODUCT.

         1.47 "LOPROX CREAM MATTER" shall have the meaning set forth in Section 4.3A(a) of Schedule 4.3A hereto.

         1.48 "LOPROX CREAM PLAN" shall have the meaning set forth in Section 4.3A(b) of Schedule 4.3A hereto.

         1.49 "LOPROX CREAM REGULATORY GOALS" shall have the meaning set forth in the LOPROX CREAM PLAN.

         1.50 "LOPROX LOTION" shall have the meaning set forth in the LOPROX LOTION SUPPLY AGREEMENT.



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                                                    LICENSE AND OPTION AGREEMENT

         1.51 "LOPROX LOTION MATTER" shall have the meaning set forth in Section 4.3B(a) of Schedule 4.3B hereto.

         1.52 "LOPROX LOTION PLAN" shall have the meaning set forth in Section 4.3B(b) of Schedule 4.3B hereto.

         1.53 "LOPROX LOTION REGULATORY GOALS" shall have the meaning set forth in the LOPROX LOTION PLAN.

         1.54 "LOPROX LOTION SUPPLY AGREEMENT" means the Loprox Lotion Supply Agreement, dated as of the LICENSE EFFECTIVE DATE, between HMRI and MEDICIS.

         1.55 "MEDICIS" means Medicis Pharmaceutical Corporation, a Delaware corporation.

         1.56 "MEDICIS INDEMNIFIED PARTY" shall have the meaning set forth in
Section 18.2 hereof.

         1.57 "MEDICIS NEWLY DEVELOPED PRODUCT" shall have the meaning set forth in Section 5.2 hereof.

         1.58 "MEDICIS NOTICE" shall have the meaning set forth in Section 5.2(a) hereof.

         1.59 "MEDICIS RIGHT OF FIRST OFFER" shall have the meaning set forth in
Section 5.1 hereof.

         1.60 "NDAs" means HMR's New Drug Applications, Abbreviated New Drug Applications and Abbreviated Antibiotic Drug Applications (as such terms are defined by the FDA) for the PRODUCTS (except A/T/S Gel which is owned by HERBERT) filed and approved in accordance with the requirements of the FDA, as they may be amended or supplemented from time to time, and as set forth on Exhibit B hereto.

         1.61 "NEW A/T/S GEL MANUFACTURER" shall have the meaning set forth in
Section 1 of Schedule 2.6 hereto.

         1.62 "NON-PRODUCT CLAIMS" shall have the meaning set forth in Section 9.4(b) hereof.

         1.63 "OPTION" shall have the meaning set forth in Section 4.1 hereof.

         1.64 "OTHER INFORMATION" means: (i) information relating to a disapproval or cancellation of an NDA (or any similar approval, disapproval or cancellation outside of the TERRITORY); (ii) information on modifications required to be made in the contents of an NDA (or any similar approval outside the TERRITORY) in order to prevent, or to warn against risks of, death or bodily harm; (iii) information on withdrawal of a PRODUCT from the marketplace in the TERRITORY (or outside the TERRITORY); (iv) information on important revisions of the precautions in the usage of a PRODUCT as set forth in the labeling pursuant to an NDA (or


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                                                    LICENSE AND OPTION AGREEMENT

any similar revisions outside the TERRITORY); and (v) any information which could adversely impact the marketing of a PRODUCT in the TERRITORY.

         1.65 "PACO" means Paco Pharmaceutical Services, Inc., a Delaware corporation.

         1.66 "PACO AGREEMENTS" means the PACO A/T/S AGREEMENT and the PACO LOPROX AGREEMENT.

         1.67 "PACO A/T/S AGREEMENT" means the Toll Manufacturing Agreement, dated as of the LICENSE EFFECTIVE DATE, between HMRI and PACO relating to the A/T/S Solution, including any amendments thereto.

         1.68 "PACO A/T/S ASSIGNMENT AGREEMENT" means the Assignment and Assumption Agreement, dated as of the LICENSE EFFECTIVE DATE, by and among PACO, HMRI and MEDICIS relating to the PACO A/T/S AGREEMENT.

         1.69 "PACO LOPROX AGREEMENT" means the Toll Manufacturing Agreement, dated as of the LICENSE EFFECTIVE DATE, between HMRI and PACO relating to LOPROX LOTION, including any amendments thereto.

         1.70 "PACO LOPROX ASSIGNMENT AGREEMENT" means the Assignment and Assumption Agreement, dated as of the LICENSE EFFECTIVE DATE, by and among PACO, HMRI and MEDICIS relating to the PACO LOPROX AGREEMENT, which shall only be effective on the PURCHASE DATE.

         1.71 "PATENTS" means the U.S. patent applications and U.S. patents issuing therefrom owned by HMR or their AFFILIATES corresponding to, or that shall correspond to, and which are limited to the subject matter described in the PCT patent applications specified in Exhibit C hereto, other than to the extent of claims for active ingredients other than the ACTIVE INGREDIENTS; for the avoidance of doubt claims related to rilopirox, the DEVELOPMENT STAGE PRODUCT or HMR's CICLOPIROX Powder shall not be included within the PATENTS.

         1.72 "PRODUCT KNOW-HOW" means technical, scientific and medical information, knowledge, know-how, inventions and trade secrets, other than the SHARED KNOW-HOW, pertaining to or related to the development, registration, manufacturing, formulation, sale, use and commercialization of solely the PRODUCTS, including, but without limitation, physico-chemical data, specifications, quality control information and procedures and information concerning the clinical, toxicological and pharmacological properties of the PRODUCTS, as owned or controlled by or licensed to HMR or their AFFILIATES on an exclusive basis, excluding, however, technical, scientific and medical information, knowledge, know-how, inventions and trade secrets which are solely related to the manufacture or formulation of the ACTIVE INGREDIENTS.

                                                    LICENSE AND OPTION AGREEMENT

         1.73 "PRODUCTS" means the human dermatology products and, unless the context indicates otherwise, samples thereof listed in Exhibit A to this AGREEMENT, but not the ACTIVE INGREDIENTS thereof.

         1.74 "PURCHASE AGREEMENT" means the Asset Purchase Agreement, dated as of the LICENSE EFFECTIVE DATE and effective as of the PURCHASE DATE, by and among HMRI, HMR GmbH, HMR SA and MEDICIS.

         1.75 "PURCHASE DATE" shall have the meaning set forth in the PURCHASE AGREEMENT.

         1.76 "PURCHASE PRICE" shall mean U.S. $16.5 million, subject to adjustment in accordance with Schedules 4.3A and 4.3B hereto. 1.77 "RILOPIROX OPTION" shall have the meaning set forth in Section 5.4(a) hereof.

         1.78 "RILOPIROX RIGHTS" shall have the meaning set forth in Section 5.4(a) hereof.

         1.79 "RULES" shall have the meaning set forth in Section 19.4(b) hereof.

         1.80 "SHARED KNOW-HOW" means technical, scientific and medical information, knowledge, know-how, inventions and trade secrets, other than the PRODUCT KNOW-HOW, which (i) is owned by HMR or their AFFILIATES and pertain or relate to both the PRODUCTS and other products of HMR or their AFFILIATES, or
(ii) is controlled by or licensed to HMR or their AFFILIATES on a non-exclusive basis, but not owned, by HMR or their AFFILIATES and are necessary for, used in or relate to the development, registration, manufacturing, formulation, sale, use and commercialization of the PRODUCTS, including, but without limitation, manufacturing processes and techniques, quality control information and procedures, and technical, scientific and medical information, knowledge, know-how, inventions and trade secrets which are the subject of the PACO AGREEMENTS, excluding technical, scientific and medical information, knowledge, know-how, inventions and trade secrets which are related solely to the manufacture or formulation of the ACTIVE INGREDIENTS, or which are the subject of the HERBERT AGREEMENT.

         1.81 "SIMILAR PRODUCTS" mean any products for human dermatological purpose containing the ACTIVE INGREDIENTS of the PRODUCTS, including without limitation, any products based upon any IMPROVEMENTS and any LINE EXTENSIONS of the PRODUCTS.

         1.82 "SUPPLY AGREEMENT" means the Supply Agreement, dated as of the LICENSE EFFECTIVE DATE, by and between HMR GmbH and MEDICIS.

         1.83 "TERM" shall have the meaning set forth in Section 15.1 hereof.

         1.84 "TERRITORY" means the United States of America and its territories and possessions.

                                                    LICENSE AND OPTION AGREEMENT

         1.85 "TRADEMARK LICENSE AGREEMENT" means the Trademark License Agreement, dated as of the LICENSE EFFECTIVE DATE, by and among HMRI, HMR GmbH, HMR SA and MEDICIS.

         1.86 "TRADEMARKS" means the trademarks associated with the PRODUCTS in the TERRITORY set forth on Exhibit D hereto held by HMR or their AFFILIATES.

         1.87 "TRANSACTION DOCUMENTS" means this AGREEMENT, the PURCHASE AGREEMENT, the TRADEMARK LICENSE AGREEMENT, the INTERNET SIDE LETTER, the TRANSITION SERVICES AGREEMENT, the SUPPLY AGREEMENT, the LOPROX LOTION SUPPLY AGREEMENT, the TECHNICAL AGREEMENT, the HERBERT ASSIGNMENT AGREEMENT, the PACO A/T/S ASSIGNMENT AGREEMENT and the PACO LOPROX ASSIGNMENT AGREEMENT.

         1.88 "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement, dated as of the LICENSE EFFECTIVE DATE, by and between HMRI and MEDICIS.

         Unless the context clearly indicates otherwise, the use herein of the singular shall include the plural, and the use of the masculine shall include the feminine, and vice versa.

                                   ARTICLE II.
                        GRANT OF LICENSE; RELATED RIGHTS

         2.1 Grant of LICENSE. Subject to (i) the right of HMR and/or their AFFILIATES to manufacture the PRODUCTS for sale by HMR and/or their AFFILIATES to others solely for use and resale outside the TERRITORY and for sale by HMR to MEDICIS in accordance with the terms of the SUPPLY AGREEMENT and the LOPROX LOTION SUPPLY AGREEMENT, (ii) the provisions of the COPLEY PRODUCT AGREEMENT and the obligations of HMRI and its AFFILIATES under the COPLEY PRODUCT AGREEMENT referenced in Section 2.3 hereof, (iii) the provisions of the HERBERT AGREEMENT, the PACO AGREEMENTS, the SUPPLY AGREEMENT, the LOPROX LOTION SUPPLY AGREEMENT and the TRADEMARK LICENSE AGREEMENT, (iv) the restrictions of Section 2.5 and
Article VI hereof, (v) the exclusive right of HMR, their AFFILIATES and their successors, assigns, licensees and sublicensees to use and exploit the PATENTS for the DEVELOPMENT STAGE PRODUCT and HMR's CICLOPIROX Powder, and active ingredients other than the ACTIVE INGREDIENTS, and (vi) the other terms and conditions of this AGREEMENT, each as more fully set forth in this AGREEMENT, upon the LICENSE EFFECTIVE DATE:

                  (a) HMR hereby grant to MEDICIS an exclusive royalty-free license to use and exploit the PATENTS and the PRODUCT KNOW-HOW to develop, make, have made, use, distribute, sell and have sold the PRODUCTS and any IMPROVEMENTS and MEDICIS NEWLY DEVELOPED PRODUCTS (but not any COMPETING NAIL TOPICAL PRODUCT) in the TERRITORY during the TERM and to make and have made the PRODUCTS and any IMPROVEMENTS and MEDICIS NEWLY DEVELOPED PRODUCTS (but not any

                                                    LICENSE AND OPTION AGREEMENT

COMPETING NAIL TOPICAL PRODUCT) outside the TERRITORY solely within North America during the TERM solely for use and resale in the TERRITORY;

                  (b) HMR hereby grant to MEDICIS a non-exclusive royalty-free license to use and exploit the SHARED KNOW-HOW to develop, make, have made, use, distribute, sell and have sold the PRODUCTS and any IMPROVEMENTS and MEDICIS NEWLY DEVELOPED PRODUCTS (but not any COMPETING NAIL TOPICAL PRODUCT) in the TERRITORY during the TERM and to make and have made the PRODUCTS and any IMPROVEMENTS and MEDICIS NEWLY DEVELOPED PRODUCTS (but not any COMPETING NAIL TOPICAL PRODUCT) outside the TERRITORY solely within North America during the TERM solely for use and resale in the TERRITORY; and

                  (c) Subject to Article XII hereof, HMR hereby grant to MEDICIS an exclusive royalty-free license to use and exploit in the TERRITORY during the TERM any IMPROVEMENTS to any PRODUCTS and MEDICIS NEWLY DEVELOPED PRODUCTS (but not any COMPETING NAIL TOPICAL PRODUCT) for human dermatological use developed by HMR or their AFFILIATES during the TERM.

         2.2 ACTIVE INGREDIENTS Not Included in the LICENSE. Notwithstanding anything to the contrary contained in this AGREEMENT but subject to Article V of this AGREEMENT, any rights to the ACTIVE INGREDIENTS shall not be included in the LICENSE (including without limitation rights to use the NDAs provided hereunder) other than (i) the rights (but not development or manufacturing rights as to the ACTIVE INGREDIENTS) necessary to sell PRODUCTS containing the ACTIVE INGREDIENTS; (ii) the right to enforce the restrictions on sale of the ACTIVE INGREDIENTS set forth in this AGREEMENT; (iii) the rights conferred by the SUPPLY AGREEMENT and the LOPROX LOTION SUPPLY AGREEMENT; (iv) the rights to reference the NDAs and Drug Master Files corresponding thereto in accordance with Section 2.5(b) hereof (but not development or manufacturing rights as to the ACTIVE INGREDIENTS) necessary to develop, sell, make and have made IMPROVEMENTS and MEDICIS NEWLY DEVELOPED PRODUCTS other than any COMPETING NAIL TOPICAL PRODUCT; and (v) the rights necessary to conduct clinical tests or to conduct tests as required by APPLICABLE LAWS with respect to or using the PRODUCTS, the ACTIVE INGREDIENTS (if manufactured or supplied by or on behalf of HMR and other than for the development or registration of a COMPETING NAIL TOPICAL PRODUCT), and any IMPROVEMENTS and MEDICIS NEWLY DEVELOPED PRODUCTS other than any COMPETING NAIL TOPICAL PRODUCT; provided, however, that MEDICIS, its AFFILIATES, and their successors, assigns, licensees and sublicensees shall not violate the restrictions specified in Section 2.5 hereof in exercising their rights under this Section 2.2.

         2.3 Generic Products; COPLEY.

             (a) Notwithstanding anything to the contrary contained in this AGREEMENT, the LICENSE and the sale and/or license of the INTELLECTUAL PROPERTY and NDAs by HMRI to MEDICIS pursuant to the PURCHASE AGREEMENT (upon its effectiveness) are each subject to COPLEY's exclusive right to market and sell in the future

                                                    LICENSE AND OPTION AGREEMENT

generic versions of the PRODUCTS pursuant to the Product Agreement, dated as of October 8, 1993, by and between an AFFILIATE of HMRI and COPLEY (the "COPLEY PRODUCT AGREEMENT"). Except as set forth in Schedule 2.3, HMR represent and warrant to MEDICIS as of the LICENSE EFFECTIVE DATE as follows: (i) pursuant to the COPLEY PRODUCT AGREEMENT, COPLEY has the exclusive right to market and sell a generic version of certain products, including the PRODUCTS, that the AFFILIATE of HMR determines to allow to be marketed in a generic version or that become, or are about to become, subject to multi-source competition; (ii) the existing products distributed and marketed by COPLEY under the COPLEY PRODUCT AGREEMENT do not include a generic version of any of the PRODUCTS or any product containing any of the ACTIVE INGREDIENTS; (iii) in accordance with the terms of the COPLEY PRODUCT AGREEMENT, an AFFILIATE of HMR has notified COPLEY that the COPLEY PRODUCT AGREEMENT will be terminated, effective June 1, 1999, and COPLEY has provided to an AFFILIATE of HMR its written acknowledgment of such termination of the COPLEY PRODUCT AGREEMENT; (iv) neither HMR nor any of their AFFILIATES have granted to COPLEY the right to market, sell and/or manufacture a generic version of any PRODUCT or any product containing any or all of the ACTIVE INGREDIENTS; (v) neither HMR nor their AFFILIATES have sold to COPLEY any ACTIVE INGREDIENTS pursuant to the COPLEY PRODUCT AGREEMENT; and (vi) to the actual knowledge of HMR, none of the PRODUCTS listed on Exhibit A under the caption "Loprox" are, or are about to become, subject to multi-source competition within the meaning of the COPLEY PRODUCT AGREEMENT. HMR further represents, warrants and covenants that its interpretation of the COPLEY PRODUCT AGREEMENT is that a product "is, or is about to become, subject to multi-source competition" in the TERRITORY if, when and only when the FDA has given final approval of an ANDA for a generic version of that product.

                  (b) In addition to and without limiting the provisions of
Section 6.2, HMR agrees that, during the TERM, neither HMR nor any of their AFFILIATES shall (i) except as specifically required by the COPLEY PRODUCT AGREEMENT, enter into any agreement or otherwise grant to COPLEY or any other person or entity (whether or not an AFFILIATE of HMR) any right to market, sell and/or manufacture in the TERRITORY a generic version of any PRODUCT, any SIMILAR PRODUCT or any human dermatology product containing an ACTIVE INGREDIENT; (ii) except as specifically required by the COPLEY PRODUCT AGREEMENT, sell to COPLEY any ACTIVE INGREDIENT for inclusion in any human dermatology product sold, marketed or distributed in the TERRITORY or license or otherwise convey to any person any rights to use or exploit the PRODUCT KNOW-HOW; or (iii) utilize, direct or cause COPLEY or its affiliates to conduct activities in violation of HMR's covenants, duties or obligations hereunder. Notwithstanding the foregoing, the restrictions on the sale of ACTIVE INGREDIENTS set forth in this Section 2.3 shall not apply to erythromycin.

                  (c) HMR and their AFFILIATES shall not grant to COPLEY the right to market, sell and/or manufacture in the TERRITORY a generic version of any PRODUCT, any SIMILAR PRODUCT, or any human dermatology product containing any ACTIVE INGREDIENT or sell any ACTIVE INGREDIENT for inclusion in any human dermatological product sold, marketed or established in the TERRITORY to COPLEY, unless (i) HMR determines in good faith that the PRODUCT is, or is about to be, subject to "multi-source

                                                    LICENSE AND OPTION AGREEMENT

competition" within the meaning of the COPLEY PRODUCT AGREEMENT (as interpreted by HMR and set forth in Section 2.3(a) or as may be otherwise determined by court order) and that the AFFILIATE of HMR is contractually obligated under the COPLEY PRODUCT AGREEMENT to grant such right to sell a generic version of the PRODUCT or to sell such ACTIVE INGREDIENT; and (iii) HMR gives written notice at least fifteen (15) days in advance to MEDICIS of HMR's determination that its AFFILIATE is required by the COPLEY PRODUCT AGREEMENT to grant such rights or to sell such ACTIVE INGREDIENT to COPLEY, stating in reasonable detail the facts and circumstances upon which HMR based its determination. In addition, HMR and its AFFILIATES shall not enter into any agreement or other arrangement with COPLEY other than as specifically contemplated by the COPLEY PRODUCT AGREEMENT or any agreement or other arrangement with any other third party, pursuant to which COPLEY or such third party would have the right to manufacture, market and/or sell in the TERRITORY any generic or other versions of any PRODUCT or any product having the same ACTIVE INGREDIENTS as the PRODUCTS.

             (d) MEDICIS covenants during the TERM that it shall not take any action or fail to take any action or otherwise cause the PRODUCTS to be subject to "multi-source competition" within the meaning of the COPLEY PRODUCT AGREEMENT (as defined in Section 2.3(a) or as may be otherwise determined by court order).

         2.4 Certain Restrictions on Sale of ACTIVE INGREDIENTS. In addition to and without limiting the provisions of Section 6.2, and subject to the right of HMR to supply ACTIVE INGREDIENTS to licensees or purchasers of HMR NEWLY DEVELOPED PRODUCTS pursuant to Section 5.1 hereof, the DEVELOPMENT STAGE PRODUCT and HMR's CICLOPIROX Powder, HMR agrees that, during the TERM and subject to
Section 2.3(b) and any rights of HMR hereunder with respect to the DEVELOPMENT STAGE PRODUCT, neither HMR nor any of their AFFILIATES shall sell to any person or entity (whether or not an AFFILIATE of HMR) any ACTIVE INGREDIENT for inclusion in any human dermatology product sold, marketed or distributed in the TERRITORY or license or otherwise convey to any person any rights to use or exploit the PRODUCT KNOW-HOW in the TERRITORY. Notwithstanding the foregoing, the restrictions on the sale of ACTIVE INGREDIENTS set forth in this Section 2.4 shall not apply: (i) to erythromycin; or (ii) from and after such time as MEDICIS purchases more than ten percent (10%) of its requirements for any ACTIVE INGREDIENT (other than erythromycin) from parties other than HMR or their AFFILIATES, as to that ACTIVE INGREDIENT; provided, however, that such restrictions shall continue to apply in the event MEDICIS purchases more than ten (10%) of such requirements from parties other than HMR or their AFFILIATES due to the inability of HMR or their AFFILIATES to fulfill the requirements of MEDICIS as to that ACTIVE INGREDIENT, provided that in such event MEDICIS purchases no more than a four (4) month supply (or, if greater, the supplier's minimum batch quantity) of such ACTIVE INGREDIENT from an alternate supplier or suppliers and, if HMR or their AFFILIATES' inability to fulfill MEDICIS' requirements continues beyond the exhaustion of such alternate supply, MEDICIS continues to purchase such ACTIVE INGREDIENT in such four (4) month or greater supply amounts as permitted by this Section 2.4. For so long as the restrictions on the sale of ACTIVE INGREDIENTS under this Section 2.4 are applicable, MEDICIS shall notify HMRI in writing of

                                                    LICENSE AND OPTION AGREEMENT


any purchases of more than ten percent (10%) of its requirements for any ACTIVE INGREDIENT (other than erythromycin) from parties other than HMR or their AFFILIATES, which notice shall indicate if such purchases were due to the inability of HMR or their AFFILIATES to fulfill the requirements of MEDICIS as to that ACTIVE INGREDIENT and were within the quantity limitations set forth in the immediately preceding sentence.

         2.5 MEDICIS Use of Drug Master Files and NDAs.

             (a) New Drug Master Files. MEDICIS acknowledges that no Drug Master Files have been prepared for desoximetasone, ciclopirox acid and ciclopirox olamine and that the information contained in the NDAs of the PRODUCTS that relate to the raw materials and/or the ACTIVE INGREDIENTS shall not be available for access, review, utilization or disclosure by MEDICIS, its AFFILIATES and their successors and assigns and their licensees and sublicensees, and MEDICIS covenants and agrees that it shall not, directly or indirectly, access, utilize or disclose such information. As soon as reasonably practicable after the LICENSE EFFECTIVE DATE, HMR shall prepare and file with the FDA Drug Master Files for desoximetasone, ciclopirox acid and ciclopirox olamine. Upon acceptance of such Drug Master Files by the FDA, HMR shall instruct the FDA to supersede, and if permitted delete, the information corresponding to such Drug Master Files in the relevant NDA with that of the Drug Master Files. The Drug Master Files and such portions of the NDAs as would be covered in such Drug Master Files shall remain with and shall at all times be the sole property of HMR and their AFFILIATES (except for A/T/S Gel which remains with and is the property of HERBERT), shall not be included within the LICENSE, and shall not be available for review by MEDICIS, its AFFILIATES, their successors and assigns and their licensees and sublicensees, but MEDICIS shall have a limited right of reference thereto in accordance with paragraph (b) of this Section 2.5.

             (b) Rights to Reference Drug Master Files and the NDAs. Subject to the other provisions of this Section 2.5 and Sections 5.2 and 6.1, MEDICIS shall have a limited right of reference solely in the TERRITORY to the NDAs and Drug Master Files of the PRODUCTS solely for the PRODUCTS, IMPROVEMENTS and MEDICIS NEWLY DEVELOPED PRODUCTS, which shall not include any rights for or related to
(i) information and NDAs related to A/T/S Gel and (ii) the development, regulatory approval and/or commercialization of any COMPETING NAIL TOPICAL PRODUCT. Subject to the provisions of Sections 5.1 and 6.2 hereof, HMR, their AFFILIATES, their successors and assigns and their licensees and sublicensees shall (i) have an unrestricted right of reference to the Drug Master Files and the NDAs for the DEVELOPMENT STAGE PRODUCT and HMR's CICLOPIROX Powder, and (ii) retain the right to utilize and reference any data and/or intellectual property rights (other than the TRADEMARKS, except for the trademark rights reserved or licensed to HMR pursuant to Section 2 of the TRADEMARK LICENSE AGREEMENT and
Section 4.2(c) of the PURCHASE AGREEMENT) necessary to support the regulatory approval, manufacture, commercialization and marketing of the DEVELOPMENT STAGE PRODUCT and HMR's CICLOPIROX Powder.

                                                    LICENSE AND OPTION AGREEMENT


                  (c) DEVELOPMENT STAGE PRODUCT. Notwithstanding any other provision of this AGREEMENT or any provision of the other TRANSACTION DOCUMENTS, and except to the extent that rights or information are lawfully available to a third party (which is not HMR or their AFFILIATES, or their successors, assigns, licensees or sublicensees), for such purposes as are utilized by MEDICIS, its AFFILIATES, their successors and assigns and their licensees and sublicensees, under applicable U.S. Federal statutes or the regulations or rules promulgated thereunder (including those rights that any such third party would have under the U.S. Federal Food, Drug and Cosmetic Act, the U.S. Freedom of Information Act or any other U.S. Federal statute, but excluding (A) rights triggered or provided by any contractual or license rights granted to any such third party by HMR or their AFFILIATES or their successors and assigns or their licensees and sublicensees or (B) information which enters the public domain due to, by or pursuant to the action or inaction, directly or indirectly, of MEDICIS, its AFFILIATES, their successors and assigns and their licensees and sublicensees), MEDICIS, its AFFILIATES, their successors and assigns and their licensees and sublicensees shall not directly or indirectly access, review, disclose, reference or utilize the Drug Master Files, the NDAs or the INTELLECTUAL PROPERTY (including but not limited to New Drug Applications for the MEDICIS NEWLY DEVELOPED PRODUCTS, any IMPROVEMENTS, the HMR NEWLY DEVELOPED PRODUCTS, the DEVELOPMENT STAGE PRODUCT, or the additional Loprox PRODUCT discussed in
Schedule 13 hereto, or any other regulatory approval based upon, arising out of or related to the Drug Master Files, the NDAs, such New Drug Applications or the INTELLECTUAL PROPERTY (other than the TRADEMARKS) or any information contained therein) (i) for the development, regulatory approval and/or commercialization of a COMPETING NAIL TOPICAL PRODUCT, or (ii) that relate to the ACTIVE INGREDIENTS; provided, however, that in no event or circumstance whatsoever shall the existence of such information in the public domain be deemed a release, modification or waiver of the restrictions on rights of reference specified in this paragraph (c) or in paragraph 2.5(b) hereof unless a third party (which is not HMR, their AFFILIATES, or their successors and assigns or their licensees or sublicensees) would have rights of reference to such information (except to the extent (A) such rights are triggered or provided by any contractual or license rights granted to any such third party by HMR or their AFFILIATES or their successors and assigns or their licensees and sublicensees or (B) such information enters the public domain due to, by or pursuant to the action or inaction, directly or indirectly, of MEDICIS, its AFFILIATES, their successors and assigns and their licensees and sublicensees). Nothing in this Section 2.5 shall limit MEDICIS, its AFFILIATES and their successors and assigns or their licensees and sublicensees from using any ACTIVE INGREDIENTS lawfully manufactured or supplied by a third party (which is not HMR or their AFFILIATES or their successors and assigns or their licensees and sublicensees) lawfully using information available to such third party for the purposes utilized by such third party without using information which is proprietary to HMR or its AFFILIATES or their successors and assigns or their licensees and sublicensees.

         2.6 A/T/S Gel. HMR GmbH and MEDICIS have agreed to certain matters, rights and obligations relating to A/T/S Gel as set forth in Schedule 2.6 hereto.

                                                    LICENSE AND OPTION AGREEMENT

                                  ARTICLE III.
                          LICENSE AND DISTRIBUTION FEES

         3.1 LICENSE and Distribution Fees. Subject to the terms and conditions of this AGREEMENT, in consideration of the LICENSE granted to MEDICIS for the TERM hereunder and for the OPTION:

             (a) Subject to any adjustments in accordance with Schedule 13 or Schedules 4.3A or 4.3B hereto, MEDICIS shall pay to HMR in accordance with
Schedule 3.1 and Article XVII hereof U.S. $22 million on (or, if such day is not a business day, on the first business day after) each of the LICENSE EFFECTIVE DATE, the first anniversary of the LICENSE EFFECTIVE DATE, and the second anniversary of the LICENSE EFFECTIVE DATE, for a total of U.S. $66 million.

             (b) Except as set forth in this Section 3.1 and in Schedules 2.6 and 13, no other royalties or fees of any kind shall be paid by MEDICIS for the LICENSE and other rights granted to MEDICIS hereunder.

                                   ARTICLE IV.
                               OPTION TO PURCHASE

         4.1 Option to Purchase. MEDICIS shall have the option to purchase, upon the expiration of the TERM, all right, title and interest in and to (i) the PATENTS, the PRODUCT KNOW-HOW, the TRADEMARKS and the associated goodwill for all of the PRODUCTS in the TERRITORY, (ii) a license to the SHARED KNOW-HOW and IMPROVEMENTS, and (iii) certain other rights, subject to the terms of the COPLEY PRODUCT AGREEMENT and the following terms and conditions as more fully set forth in the PURCHASE AGREEMENT executed contemporaneously herewith (the "OPTION"):

             (a) ACTIVE INGREDIENTS Not Included in OPTION. Notwithstanding the provisions of this Section 4.1 and except for the rights in the SUPPLY AGREEMENT and the LOPROX LOTION SUPPLY AGREEMENT, any rights to the ACTIVE INGREDIENTS of the PRODUCTS shall not be subject to the OPTION.

             (b) Exercise of the OPTION. The OPTION shall be deemed to be exercised unless MEDICIS provides written notice to HMRI no later than the second anniversary of the LICENSE EFFECTIVE DATE of its election not to exercise the OPTION. The giving of such notice shall not affect the LICENSE granted in
Section 3.1 hereof, which shall remain in effect in accordance with its terms through the end of the TERM.

             (c) Payment. Subject to the provisions of Schedules 4.3A and 4.3B and the termination of this AGREEMENT pursuant to Section 15.3, if the OPTION is exercised pursuant to Section 4.1(b), MEDICIS shall pay the PURCHASE PRICE to HMR on the third anniversary of the LICENSE EFFECTIVE DATE.

                                                    LICENSE AND OPTION AGREEMENT


         4.2 Effect of the OPTION Being Exercised. If the OPTION is exercised, each of MEDICIS and HMR shall, upon payment of the amount required by Section 4.1(c), take any actions necessary to implement the PURCHASE AGREEMENT.

         4.3 Loprox Cream Schedule and LOPROX LOTION Schedule. The parties have agreed to certain matters, rights and obligations pertaining to (i) Loprox Cream, as set forth in Schedule 4.3A hereto, the terms and exhibit to which are incorporated herein by reference, and (ii) LOPROX LOTION, as set forth in
Schedule 4.3B hereto, the terms and exhibit to which are incorporated herein by reference.

         4.4 Grant of CANADIAN OPTION.

             (a) HMR hereby grants to MEDICIS the option (the "CANADIAN OPTION") to acquire a license together with an option to purchase and license all trademark, know-how, patent and other intellectual property and proprietary rights necessary to make, develop, have made, use, distribute, sell and have sold in CANADA the products listed in Exhibit E hereto (which Exhibit also lists such products' Canadian New Drug Submission), which products are the only products which contain the ACTIVE INGREDIENTS (other than erythromycin) sold in CANADA by HMR or their AFFILIATES as of the LICENSE EFFECTIVE DATE, and an option to license all trademark, know-how, patent and other intellectual property and proprietary rights of HMR and their AFFILIATES in CANADA necessary to develop, make, have made, use, distribute, sell and have sold human dermatology products for human medical uses containing rilopirox in CANADA (the "CANADIAN RIGHTS"). The CANADIAN OPTION shall be exercisable by MEDICIS on or before the date which is sixty (60) days from the LICENSE EFFECTIVE DATE by giving written notice to HMR in accordance with Section 19.8 hereof. If MEDICIS exercises the CANADIAN OPTION, then on or before March 1, 1999, HMR and MEDICIS (and/or their appropriate AFFILIATES) shall enter into agreements with respect to the CANADIAN RIGHTS on substantially similar terms as set forth in this AGREEMENT, the PURCHASE AGREEMENT, the SUPPLY AGREEMENT (except for those provisions relating to the supply of free product samples to MEDICIS), the TRADEMARK LICENSE AGREEMENT and the TRANSITION SERVICES AGREEMENT (collectively, the "CANADIAN AGREEMENTS"), which agreements shall also provide that (i) MEDICIS shall pay to HMR (or its designated AFFILIATES) U.S. $2.5 million upon the parties' mutual execution and delivery of such agreements and an additional U.S. $2.5 million on each of the first and second anniversaries of the LICENSE EFFECTIVE DATE, for a total of U.S. $7.5 million; (ii) MEDICIS shall pay an additional U.S. $2.5 million on the date of purchase of the CANADIAN RIGHTS by MEDICIS; and (iii) the supply prices to MEDICIS of the products subject to the CANADIAN OPTION shall be not more than five percent (5%) greater than the cost to HMR's Canadian AFFILIATE of manufacturing and shipping such products at and from its Canadian manufacturing facility. MEDICIS shall not be required to make any additional payment to HMR in connection with MEDICIS' acquisition of the CANADIAN RIGHTS pertaining to the additional Loprox PRODUCT discussed in
Schedule 13 hereto, and HMR shall not be required to pay any costs for the development or regulatory approval of such additional Loprox PRODUCT in CANADA. The CANADIAN AGREEMENTS shall also contain such other terms and provisions regarding manufacture,

                                                    LICENSE AND OPTION AGREEMENT


supply and delivery in CANADA of the products to MEDICIS, transition services, regulatory matters, intellectual property rights, promotion, marketing and other matters the parties may reasonably agree, and as may be necessary or appropriate to reflect the Canadian context, Canadian law and regulations and other matters mutually deemed relevant by the parties.

                  (b) For a period of sixty (60) days after the LICENSE EFFECTIVE DATE, upon reasonable advance notice by MEDICIS to HMR, HMR shall afford to MEDICIS and its employees, auditors, legal counsel and other authorized representatives reasonable opportunity and access during normal business hours to inspect, investigate, and audit the operations and business of HMR that relate solely to the CANADIAN RIGHTS and shall provide MEDICIS with such information and materials as MEDICIS may reasonably request (other than the equivalent of Drug Master Files) in connection with its due diligence review of the CANADIAN RIGHTS and the related business and operations of HMR and its AFFILIATES. MEDICIS acknowledges that such information shall be deemed to be CONFIDENTIAL INFORMATION of HMR subject to Article XI hereof.

                                   ARTICLE V.
                              RIGHTS OF FIRST OFFER

         5.1 MEDICIS RIGHT OF FIRST OFFER. If at any time during the TERM, HMR or its AFFILIATES shall develop or cause to be developed any human dermatology product containing an ACTIVE INGREDIENT, including without limitation any LINE EXTENSION but excluding (i) IMPROVEMENTS and (ii) the DEVELOPMENT STAGE PRODUCT (each, an "HMR NEWLY DEVELOPED PRODUCT"), MEDICIS shall have a right of first offer to (i) license on an exclusive basis all patents, patent applications and proprietary know-how solely related thereto (but not to the ACTIVE INGREDIENTS) necessary for the manufacture and sale in the TERRITORY of the HMR NEWLY DEVELOPED PRODUCT (except for intellectual property rights constituting shared know-how relating to the HMR NEWLY DEVELOPED PRODUCT, which shall be licensed to MEDICIS on a non-exclusive basis) subject to the terms set forth in this Section
5.1 below; and (ii) if the OPTION is or has been exercised pursuant to Section
4.1 hereof, purchase and/or license all of such rights on the terms set forth in the PURCHASE AGREEMENT (the "MEDICIS RIGHT OF FIRST OFFER"):

             (a) Notice of an HMR NEWLY DEVELOPED PRODUCT. Upon completion of Phase III clinical trials for an HMR NEWLY DEVELOPED PRODUCT and no later than upon submission of an NDA for such HMR NEWLY DEVELOPED PRODUCT, HMR shall give to MEDICIS written notice (the "HMR NOTICE") setting forth: (i) a description of the HMR NEWLY DEVELOPED PRODUCT, (ii) the terms and conditions, which shall be commercially reasonable, of the proposed license and/or sale to MEDICIS and
(iii) the payment terms, which shall be commercially reasonable, of the proposed license and/or sale to MEDICIS.

             (b) Exercise of MEDICIS RIGHT OF FIRST OFFER. At any time within ninety (90) days after receipt of an HMR NOTICE, MEDICIS may, by giving written notice to HMRI, elect to exercise the MEDICIS RIGHT OF FIRST OFFER on the terms set forth in the

                                                    LICENSE AND OPTION AGREEMENT


HMR NOTICE or any such other terms as the parties may agree, which shall be documented in a written agreement. During such ninety (90) day period, neither HMR nor its AFFILIATES, or any person acting on their behalf, will directly or indirectly solicit or encourage any inquiries or proposals for, or enter into any discussions with respect to, the license and/or sale in the TERRITORY of the HMR NEWLY DEVELOPED PRODUCT to any third party.

             (c) Effect of Refusal. In the event the parties cannot reach agreement with respect to MEDICIS' acquisition or license of an HMR NEWLY DEVELOPED PRODUCT in accordance with this Section 5.1, HMR and/or an AFFILIATE may license or sell such HMR NEWLY DEVELOPED PRODUCT to a third party which is not an AFFILIATE of HMR (but shall not themselves directly sell, market, promote or distribute such HMR NEWLY DEVELOPED PRODUCT), provided that (i) the terms and conditions of any such license or sale are no less favorable to HMR than those offered by HMR to MEDICIS pursuant to this Section 5.1, in which case no consent or approval by, or right of first refusal for, MEDICIS shall be required for HMR to enter into a written agreement with such third party, or (ii) if the terms and conditions of any such license or sale are less favorable to HMR than those offered by HMR to MEDICIS pursuant to this Section 5.1, MEDICIS shall have a right of first refusal, exercisable within thirty (30) calendar days after HMR provides notice of such less favorable terms and conditions to MEDICIS, to license or acquire the HMR NEWLY DEVELOPED PRODUCT on such terms and conditions.

             (d) No Rights Conferred to MEDICIS. This Section 5.1 does not confer upon MEDICIS or its AFFILIATES the right to use or exploit any intellectual property right of HMR or their AFFILIATES, including those granted hereunder, with respect to any HMR NEWLY DEVELOPED PRODUCTS. Any agreement that may be executed between the parties with respect to any HMR NEWLY DEVELOPED PRODUCT shall include provisions mutually acceptable to the parties regarding the use, or prohibition against the use of, such intellectual property rights.

             (e) DEVELOPMENT STAGE PRODUCT. Notwithstanding any other provision of this AGREEMENT, the DEVELOPMENT STAGE PRODUCT shall not be an HMR NEWLY DEVELOPED PRODUCT for purposes of this AGREEMENT, and is not subject to the MEDICIS RIGHT OF FIRST OFFER. The parties have agreed to certain matters, rights and obligations pertaining to the DEVELOPMENT STAGE PRODUCT as set forth on
Schedule 5.1 hereto, the terms of which are incorporated herein by reference.

             (f) Certain Products. The parties acknowledge and agree that (i) the additional Loprox PRODUCT discussed in Schedule 13 hereto, Loprox Gel and Topicort Ointment 0.05% (but not line extensions thereof) are not to be considered HMR NEWLY DEVELOPED PRODUCTS; and (ii) HMR's CICLOPIROX Powder and Loprox Vaginal Cream shall be considered HMR NEWLY DEVELOPED PRODUCTS; provided, however, that the exercise of the MEDICIS RIGHT OF FIRST OFFER with respect to HMR's CICLOPIROX Powder and Loprox Vaginal Cream shall not be subject to the notice provisions of Section 5.1(a) or (b).

                                                    LICENSE AND OPTION AGREEMENT

         5.2 HMR RIGHT OF FIRST OFFER. If at any time during the TERM, MEDICIS or its AFFILIATES shall develop or cause to be developed any human dermatology product containing an ACTIVE INGREDIENT, including without limitation any LINE EXTENSION but excluding IMPROVEMENTS (each, a "MEDICIS NEWLY DEVELOPED PRODUCT"), HMR shall have a right of first offer to (i) license on an exclusive basis all patents, patent applications and proprietary know-how solely related thereto necessary for the manufacture and sale outside the TERRITORY of such MEDICIS NEWLY DEVELOPED PRODUCT (except for intellectual property rights constituting shared know-how relating to the MEDICIS NEWLY DEVELOPED PRODUCT, which shall be licensed to HMRI on a non-exclusive basis) subject to the terms of this Section 5.2 below; and (ii) if the OPTION has been exercised pursuant to
Section 4.1 hereof, to purchase and/or license all of such rights, on the terms and conditions set forth in the PURCHASE AGREEMENT (the "HMR RIGHT OF FIRST OFFER"):

             (a) Notice of a MEDICIS NEWLY DEVELOPED PRODUCT. Upon completion of Phase III clinical trials for a MEDICIS NEWLY DEVELOPED PRODUCT and no later than upon submission of an NDA for such MEDICIS NEWLY DEVELOPED PRODUCT, MEDICIS shall give to HMRI on behalf of HMR written notice (the "MEDICIS NOTICE") setting forth: (i) a description of the MEDICIS NEWLY DEVELOPED PRODUCT, (ii) the terms and conditions, which shall be commercially reasonable, of the proposed license and/or sale to HMR and (iii) the payment terms, which shall be commercially reasonable, of the proposed license and/or sale to HMR.

             (b) Exercise of HMR RIGHT OF FIRST OFFER. At any time within ninety
(90) days after receipt of the MEDICIS NOTICE, HMR may, by giving written notice to MEDICIS, elect to exercise the HMR RIGHT OF FIRST OFFER on the terms set forth in the MEDICIS NOTICE or such other terms as the parties may agree, which shall be documented in a written agreement. During such ninety (90) day period, neither MEDICIS nor its AFFILIATES, or any person acting on their behalf, will directly or indirectly solicit or encourage any inquiries or proposals for, or enter into any discussions with respect to, the license and/or sale outside the TERRITORY of the MEDICIS NEWLY DEVELOPED PRODUCT to any third party.

             (c) Effect of Refusal. In the event the parties cannot reach agreement with respect to HMR's acquisition or license of a MEDICIS NEWLY DEVELOPED PRODUCT in accordance with this Section 5.2, MEDICIS and/or an AFFILIATE may license or sell such MEDICIS NEWLY DEVELOPED PRODUCT to a third party which is not an AFFILIATE of MEDICIS (but shall not themselves directly sell, market, promote or distribute such MEDICIS NEWLY DEVELOPED PRODUCT), provided that (i) the terms and conditions of any such license or sale are no less favorable to MEDICIS than those offered by MEDICIS to HMR pursuant to this
Section 5.2, in which case no consent or approval by, or right of first refusal for, HMR shall be required for MEDICIS to enter into a written agreement with such third party, or (ii) if the terms and conditions of any such license or sale are less favorable to MEDICIS than those offered by MEDICIS to HMR pursuant to this Section 5.2, HMR shall have a right of first refusal, exercisable within thirty (30) calendar days after MEDICIS provides notice of such less favorable terms and conditions to HMR, to license or acquire the MEDICIS NEWLY DEVELOPED PRODUCT on such terms and conditions.

                                                    LICENSE AND OPTION AGREEMENT


             (d) No Rights Conferred to HMR. This Section 5.2 does not confer upon HMR or its AFFILIATES the right to use or exploit any intellectual property right of MEDICIS or its AFFILIATES, including any rights granted hereunder, with respect to any MEDICIS NEWLY DEVELOPED PRODUCT. Any agreement that may be executed between the parties with respect to any MEDICIS NEWLY DEVELOPED PRODUCTS shall include provisions mutually acceptable to the parties regarding the use, or prohibition against the use of, such intellectual property rights.

         5.3 Development of Newly Developed Products. HMRI and MEDICIS shall on a periodic basis keep the other party informed of development work on any HMR NEWLY DEVELOPED PRODUCT or MEDICIS NEWLY DEVELOPED PRODUCT, respectively, being developed by such party or any of its AFFILIATES and MEDICIS shall assume primary responsibility for organizing and scheduling periodic communications for that purpose.

         5.4 Grant of RILOPIROX OPTION.

             (a) HMR grants to MEDICIS the option to license (the "RILOPIROX OPTION") all trademark, know-how, patent and other intellectual property and proprietary rights of HMR and their AFFILIATES in the TERRITORY necessary to make, develop, have made, use, distribute, sell and have sold in the TERRITORY human dermatology products for human medical uses containing rilopirox (the "RILOPIROX RIGHTS"). The RILOPIROX OPTION shall be exercisable by MEDICIS on or before the date which is thirty (30) days after the date on which HMR shall have made available for review in Frankfurt, Germany by MEDICIS substantially all of the due diligence materials relating to the RILOPIROX RIGHTS which have been reasonably requested by MEDICIS in writing within twenty (20) calendar days after the LICENSE EFFECTIVE DATE. The RILOPIROX OPTION may be exercised by MEDICIS by giving written notice to HMR in accordance with Section 19.8 hereof. Following exercise by MEDICIS of the RILOPIROX OPTION, HMR and MEDICIS (and/or their appropriate AFFILIATES) shall negotiate in good faith to enter into (i) within sixty (60) days after the exercise of the RILOPIROX OPTION, a letter of intent with respect to MEDICIS' license of the RILOPIROX RIGHTS and (ii) on or before April 1, 1999, a definitive license agreement and any other necessary agreements for such license of the RILOPIROX RIGHTS by MEDICIS. In the event MEDICIS exercises the RILOPIROX OPTION but the parties cannot reach agreement with respect to MEDICIS' acquisition of the RILOPIROX RIGHTS in accordance with this Section 5.4(a), HMR and/or an AFFILIATE may license the RILOPIROX RIGHTS to a third party, provided that (i) the terms and conditions of any such license are no less favorable to HMR than those offered to HMR by MEDICIS pursuant to this Section 5.4(a), in which case no consent or approval by, or right of first refusal for, MEDICIS shall be required, (ii) if the terms and conditions of any such license are less favorable to HMR than those offered to HMR by MEDICIS pursuant to this Section 5.4(a), MEDICIS shall have a right of first refusal, exercisable within thirty (30) calendar days after HMR provides notice to MEDICIS thereof, to license the RILOPIROX RIGHTS on such terms and conditions, and if such right of refusal is not so exercised by MEDICIS by notice to HMR, no consent or approval by MEDICIS shall be required for the license on such terms and conditions and (iii) neither HMR nor their AFFILIATES shall use or exploit the RILOPIROX RIGHTS in the TERRITORY for human dermatology products

                                                    LICENSE AND OPTION AGREEMENT


for human medical uses during the TERM (or, if the OPTION is exercised, thereafter) without the prior written consent of MEDICIS. For purposes of
Section 4.4(a) hereof and this Section 5.4(a), "human dermatology products for human medical uses" shall not include products which are or have been developed or used for mucosal infections, such as oral lozenges, vaginal creams and vaginal ovulas. MEDICIS acknowledges that Clariant GmbH (i) has been granted the right to develop cosmetology products containing rilopirox, such as products for dandruff, deodorants, human medical applications like cleansing preparations for the intimate region (mucous membrane application) and liquid cleansing preparations for the whole body; (ii) shall retain such rights even if Clariant GmbH becomes an AFFILIATE of HMR in the future; provided, however, in such case HMR shall not assist Clariant GmbH in the development of such products other than providing Clariant GmbH, its affiliates, successors, assigns or licensees with a license of necessary intellectual property rights (other than INTELLECTUAL PROPERTY which is exclusively licensed to MEDICIS hereunder) and rights of reference to Drug Master Files and New Drug Applications held by HMR and/or their AFFILIATES; and (iii) Clariant GmbH has certain rights in U.S. Patent No. 5,494,658 (related to antidandruff agents and cosmetic preparations) which are not included within the PATENTS or the LICENSE.

             (b) From and after the LICENSE EFFECTIVE DATE and throughout the period in which the RILOPIROX OPTION is exercisable, upon reasonable advance notice by MEDICIS to HMR, HMR shall afford to MEDICIS and its employees, auditors, legal counsel and other authorized representatives reasonable opportunity and access during normal business hours to inspect, investigate and audit the development files of HMR that relate solely to the RILOPIROX RIGHTS and shall provide MEDICIS with such information and materials as MEDICIS may reasonably request (other than the equivalent of Drug Master Files) in connection with its due diligence review of the RILOPIROX RIGHTS and the related business and operations of HMR and its AFFILIATES. MEDICIS acknowledges that such information shall be deemed to be CONFIDENTIAL INFORMATION of HMR subject to Article XI hereof.

             (c) HMR's rights and obligations with respect to claims in the PATENTS for rilopirox shall be as provided in Section 9.4 hereof, and if the RILOPIROX RIGHTS are licensed by MEDICIS, in the definitive license agreement for the RILOPIROX RIGHTS.

         5.5 Theramycin Z Product. Notwithstanding any provision of Section 5.2 hereof or any other provision of this AGREEMENT, neither HMR nor their AFFILIATES shall have any rights in or to erythromycin as contained in MEDICIS' Theramycin Z product line or any similar products, improvements thereto or line extensions thereof, whether existing prior to, on or after the LICENSE EFFECTIVE DATE.

                                   ARTICLE VI.
                          SCOPE OF LICENSE EXCLUSIVITY

         In order to permit the parties to place a value on the exclusive nature of the LICENSE set forth in Section 2.1 hereof and to reduce uncertainty about the rights being conveyed, the parties have agreed to more fully define the exclusive nature of the exclusive licenses provided hereunder in this Article VI.

                                                    LICENSE AND OPTION AGREEMENT


         6.1 No Sales By MEDICIS Outside the TERRITORY. Except in the case of products as to which a written agreement is executed pursuant to Section 5.2, MEDICIS, its AFFILIATES and any successors or assigns of MEDICIS or its AFFILIATES shall not, during the TERM, (i) sell, market, promote or distribute, directly or indirectly, any PRODUCTS or SIMILAR PRODUCTS outside the TERRITORY, or (ii) sell or distribute any PRODUCTS or SIMILAR PRODUCTS to any person in the TERRITORY if MEDICIS has actual knowledge that such person intends to sell such PRODUCTS or SIMILAR PRODUCTS outside the TERRITORY. In providing or granting any rights to the PRODUCTS or SIMILAR PRODUCTS in the TERRITORY, MEDICIS shall secure from each grantee, licensee, beneficiary or acquiree of such rights its agreement to restrictions relating to outside the TERRITORY contained in this AGREEMENT, including an agreement to refrain from knowingly engaging, directly or indirectly, in parallel importation or dealing in "grey market" products in connection with its sale and distribution of the PRODUCTS or SIMILAR PRODUCTS.

         6.2 No Sales by HMR Inside the TERRITORY. In addition to and without limiting the provisions of Section 2.3, and except as specifically provided in Sections 2.1, clauses (i) through (v), 2.3 and 5.1(e), or in the case of products as to which a written agreement has been executed pursuant to Section 5.1, HMR, their AFFILIATES and any successors or assigns of HMR or their AFFILIATES shall not, during the TERM: (i) sell, market, promote or distribute, directly or indirectly, any PRODUCTS or SIMILAR PRODUCTS in the TERRITORY; or
(ii) sell or distribute any PRODUCTS, SIMILAR PRODUCTS or any ACTIVE INGREDIENT to any person outside the TERRITORY if HMR has actual knowledge that such person intends to sell such PRODUCTS or SIMILAR PRODUCTS or human dermatology products containing such ACTIVE INGREDIENT in the TERRITORY. In providing or granting any rights to the PRODUCTS or SIMILAR PRODUCTS outside the TERRITORY, HMR shall secure from each such grantee, licensee, beneficiary or acquiree of such rights its agreement to restrictions relating to inside the TERRITORY contained in this AGREEMENT, including an agreement to refrain from knowingly engaging, directly or indirectly, in parallel importation or dealing in "grey market" products in connection with its sale and distribution of the PRODUCTS or SIMILAR PRODUCTS. Notwithstanding the foregoing, MEDICIS acknowledges that (i) HMR and their AFFILIATES, and their grantees, licensees, beneficiaries and acquirees of any rights related to the DEVELOPMENT STAGE PRODUCT, shall be free to commercialize the DEVELOPMENT STAGE PRODUCT and any other product for topical application to the nail in the TERRITORY without restriction, and that the restrictions in this
Section 6.2 and in Section 2.4 hereof shall not apply with respect to the DEVELOPMENT STAGE PRODUCT PRODUCT, and (ii) subject to Section 5.4 hereof, this
Section 6.2 shall not apply to HMR's exploitation of the RILOPIROX RIGHTS.

                                  ARTICLE VII.
                 REGULATORY MATTERS; ADVERSE REACTIONS; RECALLS

         7.1 Licenses, Filings, Registrations, Permits and Regulatory Approvals. Subject to the provisions of Schedules 4.3A, 4.3B and 13 hereto, on such date within six (6) months after the LICENSE EFFECTIVE DATE as MEDICIS may in its sole discretion determine, HMR and

                                                    LICENSE AND OPTION AGREEMENT


MEDICIS agree that (i) MEDICIS shall assume responsibility in the TERRITORY for all FDA regulatory matters for all PRODUCTS except the Loprox Cream and the LOPROX LOTION, and (ii) MEDICIS and HMRI shall each send a letter to the FDA informing the FDA that MEDICIS has assumed such responsibility. HMRI shall provide MEDICIS with all assistance and data, reports and other information reasonably requested by MEDICIS to assume such responsibilities. From and after MEDICIS' assumption of such responsibilities, HMRI shall timely provide such manufacturing-related information to MEDICIS as may be necessary for MEDICIS to meet its regulatory obligations to maintain the NDAs and file the required reports thereunder. Each party shall cooperate with and undertake such efforts as are commercially reasonable to assist the other party in making and maintaining all regulatory filings that may be necessary in connection with the execution, delivery and performance of this AGREEMENT. Until the LOPROX CREAM REGULATORY GOALS are achieved, HMRI shall remain responsible for all FDA regulatory matters pertaining to the Loprox Cream and, until the LOPROX LOTION REGULATORY GOALS have been achieved, HMRI shall remain responsible for all FDA regulatory matters pertaining to the LOPROX LOTION.

         7.2 Communication with Agencies. During the TERM, each party shall promptly provide the other party with copies of any significant communications to or from the FDA with respect to the PRODUCTS. From and after the date on which MEDICIS assumes responsibility for FDA regulatory matters for all PRODUCTS except the Loprox Cream and the LOPROX LOTION pursuant to Section 7.1 hereof, MEDICIS shall have responsibility for all communication with the FDA relating to the PRODUCTS other than the Loprox Cream and the LOPROX LOTION. From and after such date, the parties shall also cooperate at their own expense to ensure that
(i) MEDICIS obtains, in a timely manner, all information concerning the PRODUCTS outside the TERRITORY necessary to meet its regulatory obligations in the TERRITORY, and (ii) that HMRI receives, in a timely manner, all information concerning the PRODUCTS inside the TERRITORY necessary to meet the regulatory obligations of HMR and their AFFILIATES outside the TERRITORY. Upon the earlier of (i) the PURCHASE DATE; or (ii) achievement of the LOPROX CREAM REGULATORY GOALS, MEDICIS and HMRI shall each send a letter to the FDA informing the FDA that MEDICIS is assuming all responsibility for FDA regulatory matters as to the Loprox Cream and MEDICIS shall thereafter do so. Upon the earlier of (i) the PURCHASE DATE; or (ii) achievement of the LOPROX LOTION REGULATORY GOALS, MEDICIS and HMRI shall each send a letter to the FDA informing the FDA that MEDICIS is assuming all responsibility for FDA regulatory matters as to the LOPROX LOTION and MEDICIS shall thereafter do so.

         7.3 Governmental Inspections. During the TERM, each party shall advise the other party in writing of any governmental visits to, or written or oral inquiries about, any facilities or procedures for the manufacture, storage or handling of the PRODUCTS, or the marketing, selling, promotion or distribution of the PRODUCTS promptly after any such visit or inquiry (and in advance for any scheduled visits). Each party shall promptly furnish to the other party any report, correspondence, warning letter and other documents issued by or provided to the governmental authority in connection with such visit or inquiry, purged only of trade secrets of such party that are unrelated to the other party's activities under this AGREEMENT and any information that is unrelated to the PRODUCTS. Each party shall permit the relevant

                                                    LICENSE AND OPTION AGREEMENT

governmental authorities to inspect its facilities in connection with the activities contemplated by this AGREEMENT.

         7.4 Adverse Reactions. From and after the date on which MEDICIS assumes responsibility for FDA regulatory matters for all PRODUCTS except the Loprox Cream and the LOPROX LOTION pursuant to Section 7.2 hereof, MEDICIS shall during the TERM be responsible for reporting of adverse experience information to meet the current requirements for Adverse Drug Reaction reporting to the FDA for all PRODUCTS except the Loprox Cream and the LOPROX LOTION. MEDICIS shall be responsible during the TERM for Adverse Drug Reaction reporting with respect to
(i) Loprox Cream only upon achievement of the LOPROX CREAM REGULATORY GOALS and
(ii) LOPROX LOTION only upon the achievement of the LOPROX LOTION REGULATORY GOALS. Promptly after the LICENSE EFFECTIVE DATE, the parties shall develop and comply with a standard operating procedure for the reporting of adverse events that shall permit each party to comply with its FDA and other regulatory reporting obligations with respect to adverse events. This would include 15-day alerts, periodic reports, exchange of label changes pertinent to safety and exchange of information on safety issues. In the event of MEDICIS exercising the CANADIAN OPTION a standard operating procedure describing the handling of adverse events and reporting within CANADA shall promptly be developed by the parties. Each party may audit the other company for compliance with the standard operating procedures mentioned in this paragraph.

         7.5 Product Recalls. In the event that during the TERM (i) any governmental agency or authority issues a request or directive or orders that any PRODUCT in the TERRITORY be recalled or retrieved, (ii) a court of competent jurisdiction orders that any PRODUCT in the TERRITORY be recalled or retrieved or (iii) HMRI and MEDICIS reasonably determine that any PRODUCT should be recalled or retrieved in the TERRITORY or a "dear doctor" letter is required relating to restrictions on the use of any PRODUCT in the TERRITORY, MEDICIS shall conduct such activity (unless MEDICIS has not yet assumed regulatory responsibility pursuant to Section 7.2 hereof for the PRODUCT being recalled or retrieved, whereupon HMR shall conduct such activity) and the parties shall take all appropriate corrective actions and shall cooperate in the investigation surrounding the recall. To the extent that any such actions during the TERM primarily relate to or arise out of (i) the PRODUCTS prior to the LICENSE EFFECTIVE DATE; (ii) the manufacture or supply of PRODUCTS by HMR or their AFFILIATES in breach of Article VI of the SUPPLY AGREEMENT or Article VI of the LOPROX LOTION SUPPLY AGREEMENT or by PACO pursuant to the PACO LOPROX AGREEMENT, after the LICENSE EFFECTIVE DATE; (iii) the LOPROX CREAM MATTER prior to achievement of the LOPROX CREAM REGULATORY GOALS or after achievement of the LOPROX CREAM REGULATORY GOALS if such actions relate to, arise out of or are attributed to any act, event or omission occurring, or the manufacture of the Loprox Cream prior to, achievement of the LOPROX CREAM REGULATORY GOALS; or (iv) the LOPROX LOTION MATTER prior to achievement of the LOPROX LOTION REGULATORY GOALS or after achievement of the LOPROX LOTION REGULATORY GOALS if such actions relate to, arise out of or are attributed to any act, event or omission occurring, or the manufacture of the LOPROX LOTION prior to, achievement of the LOPROX LOTION REGULATORY GOALS, HMR shall be solely responsible for all costs and expenses of or associated with any such action,

                                                    LICENSE AND OPTION AGREEMENT

including reimbursement of MEDICIS for any out-of-pocket costs incurred by MEDICIS as a result of such action. To the extent that any such actions during the TERM do not primarily relate to or arise out of any of the foregoing, MEDICIS shall be solely responsible for all costs and expenses of or associated with any such actions, including reimbursement of HMR therefor.


                                  ARTICLE VIII.
                             PROMOTION AND MARKETING

         8.1 Party Names; Change of Promotional Material. Promptly after execution of this AGREEMENT and from and after such date or dates as HMR and MEDICIS shall reasonably agree, subject to applicable regulatory approvals, all advertising and promotional materials for the PRODUCTS sold in the TERRITORY shall identify MEDICIS as the marketer of the PRODUCTS sold in the TERRITORY, in such form as MEDICIS shall determine; provided, however, that HMR acknowledges and agrees that MEDICIS may market, sell and distribute after the LICENSE EFFECTIVE DATE any trade or sample inventory of HMRI or its AFFILIATES which bears the name of HMRI or an AFFILIATE and which is acquired by MEDICIS pursuant to the SUPPLY AGREEMENT or the LOPROX LOTION SUPPLY AGREEMENT. Subject to the provisions of the SUPPLY AGREEMENT and the LOPROX LOTION SUPPLY AGREEMENT, and if requested by HMRI or as required by applicable law, packaging of the HMR SUPPLIED PRODUCTS sold in the TERRITORY shall identify HMRI or one of its AFFILIATES or PACO as the manufacturer of the HMR SUPPLIED PRODUCTS.

         8.2 Advertising and Promotional Materials.

             (a) During the TERM, MEDICIS shall be responsible for development of all new advertising and promotional materials related to the PRODUCTS sold in the TERRITORY, which materials shall in all material respects comply with applicable law.

             (b) Promptly after the LICENSE EFFECTIVE DATE, HMRI shall submit an appropriate letter to the FDA, designating MEDICIS to the FDA as the contact for review and discussion of all promotional materials for the PRODUCTS, after which time MEDICIS shall timely file with the FDA, in accordance with all applicable laws and regulations, all promotional materials for the PRODUCTS required to be filed with the FDA.

         8.3 Medical and Other Inquiries. Promptly after the LICENSE EFFECTIVE DATE, MEDICIS shall assume all responsibility for all correspondence and communication with physicians and other health care professionals in the TERRITORY relating to the PRODUCTS, except for correspondence and communication relating to the manufacturing of the PRODUCTS or the ACTIVE INGREDIENTS thereof by HMR or an AFFILIATE, in which case HMR shall take such actions as MEDICIS may reasonably request. HMR shall use commercially reasonable efforts to provide MEDICIS with such assistance as MEDICIS may reasonably request in connection with the handling of inquiries from and communication to physicians and other health care professionals; provided, however, that MEDICIS acknowledges that HMR and their AFFILIATES plan to dissolve their worldwide dermatology group as of December 31, 1998. MEDICIS shall include the PRODUCTS in its programs for communications with physicians

                                                    LICENSE AND OPTION AGREEMENT


and other health care professionals, as such programs may from time to time exist. MEDICIS shall keep such records and make such reports as shall be reasonably necessary to document such communications in compliance with all applicable regulatory requirements. Except in the case of medical emergency, HMR shall refer all questions relating to the PRODUCTS sold in the TERRITORY raised by health care professionals and customers to MEDICIS for its response. In the case of medical emergency questions handled by HMR, HMR shall provide MEDICIS with a report identifying the individual making the inquiry and containing the question(s) asked and the information provided in response promptly after handling the question.

         8.4 Customer Complaints. As soon as practicable after execution of this AGREEMENT, the parties shall develop mutually agreed upon standard operating procedures applicable to customer complaints and inquiries. The parties intend that customer complaints shall be initially received by MEDICIS, which shall log the complaint and determine whether a response by MEDICIS or HMRI is appropriate. All complaints reasonably expected to relate to manufacturing processes of HMR SUPPLIED PRODUCTS shall be referred to HMRI for investigation.

                                   ARTICLE IX.
                              INTELLECTUAL PROPERTY

         9.1 Notices. During the TERM, MEDICIS and HMR shall each promptly, but in any event no later than fifteen (15) calendar days after such party receives notice of or becomes aware of any of the following, notify the other in writing of:

             (a) Any suit, claim or proceeding by a third party against HMR or MEDICIS, or any AFFILIATE or sublicensee of HMR or MEDICIS, alleging infringement of such third party's intellectual property rights as a result of the manufacture, use, sale, promotion or marketing of the PRODUCTS anywhere in the TERRITORY;

             (b) Any patent nullity actions, declaratory judgment actions or alleged patent invalidity or non-infringement of patent or patents pursuant to a Paragraph IV patent certification by a party filing an Abbreviated New Drug Application ("ANDA") with respect to PATENTS in the TERRITORY;

             (c) Any actual or threatened unlawful disclosure or infringement by any third party of all or any part of the PATENTS, TRADEMARKS, or the KNOW-HOW in the TERRITORY; or

             (d) Any information that may reasonably be considered material to the validity or enforceability of the PATENTS.

The parties agree that time is of the essence with respect to the timing of notices given or required to be given under Sections 9.1 and 9.2.

                                                    LICENSE AND OPTION AGREEMENT

         9.2 Actions During the TERM. During the TERM, and subject to Sections
9.3 and 18.3 hereof:

             (a) HMR shall have the first right, at its sole expense, to respond to, defend or prosecute any actions, claims, proceedings, infringements or the like with respect to which notice is given by one party to the other pursuant to
Section 9.1 hereof. In the event HMR elects to undertake any such response, defense or prosecution, MEDICIS shall, at HMR's reasonable request and at HMR's expense, cooperate with and assist HMR and its legal counsel in such undertaking, including without limitation by being a plaintiff or co-plaintiff and by causing its officers to execute pleadings and other necessary documents. HMR shall also cooperate with MEDICIS and its legal counsel with respect to, and keep MEDICIS and its counsel reasonably informed regarding the status of any actions taken by HMR pursuant to this Section 9.2(a).

             (b) In the event that within ten (10) calendar days after giving or receiving notice pursuant to Section 9.1 hereof, HMR has not undertaken action deemed by MEDICIS in its reasonable discretion to be appropriate to respond to, defend or prosecute any actions, claims, proceedings, infringements or the like with respect to which such notice has been given or received by HMR, or if at any time HMR abandons any such undertaking, then, in such event, MEDICIS shall have the option, at its expense, to respond to, defend or prosecute any such action, claim, proceeding, infringement or the like, and HMR shall, at MEDICIS' reasonable request and expense, cooperate with and assist MEDICIS in such undertaking, including without limitation by being a plaintiff or co-plaintiff and by causing its officers to execute pleadings and other necessary documents. MEDICIS shall also keep HMR and its counsel reasonably informed at all times as to the status of any actions taken by MEDICIS pursuant to this Section 9.2(b).

             (c) Neither party shall settle any suit or claim relating to the PATENTS or the KNOW-HOW without obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld.

             (d) All costs and damages obtained by or awarded to a party defending or prosecuting an action or claim pursuant to this Section 9.2 shall, after each party has been reimbursed for all costs and expenses of every kind and character relating to such action, including reasonable attorneys' fees, be awarded (i) 90% to MEDICIS and 10% to HMR as to damages relating to periods after the LICENSE EFFECTIVE DATE; and (ii) 50% to MEDICIS and 50% to HMR with respect to damages relating to periods prior to the LICENSE EFFECTIVE DATE; provided, however, that with respect to damages relating to periods after the LICENSE EFFECTIVE DATE, if MEDICIS has defended or prosecuted such action or claim, any and all such amounts remaining after the reimbursement of expenses shall be awarded to MEDICIS; and, provided, further, that in the event HMR is paid only 10% of any award pursuant to this Section 9.2(d) and the OPTION is not exercised other than as a result of any breach of this AGREEMENT by HMR or any termination of this AGREEMENT by MEDICIS pursuant to Section 15.3 hereof, MEDICIS shall pay to HMR an amount equal to 80% of such award within ten (10) business days following the expiration of the TERM. Subject to the respective reimbursement obligations of the parties pursuant to this Section 9.2, the party defending or prosecuting any such action or claim shall have the first right to reimbursement for

                                                    LICENSE AND OPTION AGREEMENT


its costs and expenses out of any sums obtained or awarded in any such action or claim or in its settlement.

             (e) With respect to any action for infringement occurring both within and outside the TERRITORY, the parties will confer in good faith regarding the management of the action and any damage award shall be allocated proportionately between the parties based upon damages occurring within and outside the TERRITORY following reimbursement of expenses to the party defending or prosecuting the action.

         9.3 Actions After the PURCHASE DATE. After the PURCHASE DATE, the provisions of the PURCHASE AGREEMENT shall govern the rights and obligations of the parties to (i) defend any action or claim by any third party alleging that MEDICIS' manufacture, marketing, distribution, sale or promotion of the PRODUCTS in the TERRITORY infringes such third party's intellectual property rights and
(ii) prosecute any actual or threatened unauthorized disclosure or any infringement in the TERRITORY of the PATENTS or the KNOW-HOW.

         9.4 Patent Prosecution. Patent applications in the TERRITORY based on the PATENTS shall be prosecuted in accordance with the provisions of this
Section 9.4.

             (a) HMR and MEDICIS shall jointly retain U.S. patent counsel ("JOINT PATENT COUNSEL") who currently neither represents nor is adverse to either HMR or MEDICIS to prosecute U.S. patent applications based on or claiming the priority of the PCT applications identified as Items 1 through 4 of Exhibit
C. JOINT PATENT COUNSEL may be discharged only by agreement of HMR and MEDICIS.

             (b) JOINT PATENT COUNSEL shall be instructed to timely prosecute the patent applications in such a manner that, by use of continuations, continuations-in-part, or divisionals, claims covering the ACTIVE INGREDIENTS, active ingredients other than the ACTIVE INGREDIENTS (including without limitation rilopirox), the DEVELOPMENT STAGE PRODUCT, or HMR's CICLOPIROX Powder, or their use, or their manufacture ("NON-PRODUCT CLAIMS") shall be presented in separate applications than those which contain all other claims within the PATENTS for the PRODUCTS, any IMPROVEMENTS and/or MEDICIS NEWLY DEVELOPED PRODUCTS (but not any COMPETING NAIL TOPICAL PRODUCT), their use, or their manufacture ("PRODUCT CLAIMS"). JOINT PATENT COUNSEL shall also be instructed to prosecute the applications in such a manner as to avoid, if possible, the filing of a terminal disclaimer that would require that applications containing PRODUCT CLAIMS and those that contain NON-PRODUCT CLAIMS be jointly owned.

             (c) JOINT PATENT COUNSEL shall be instructed to keep HMR and MEDICIS regularly and promptly informed as to the progress of the prosecution of applications containing PRODUCT CLAIMS. JOINT PATENT COUNSEL shall also be instructed that its sole responsibility and obligation in prosecuting applications containing PRODUCT CLAIMS is to obtain in a timely manner the greatest possible, commercially meaningful patent protection for the PRODUCTS, and that it shall use its best professional judgment to achieve that result. Any

                                                    LICENSE AND OPTION AGREEMENT

further instructions to JOINT PATENT COUNSEL shall be issued only by agreement of HMR and MEDICIS.

                  (d) JOINT PATENT COUNSEL shall be instructed to keep HMR and MEDICIS regularly and promptly informed as to the progress of the prosecution of applications containing NON-PRODUCT CLAIMS. JOINT PATENT COUNSEL shall prosecute these applications on instructions from HMR.


                                   ARTICLE X.
                    REPRESENTATIONS AND WARRANTIES; COVENANTS

         10.1 Representations and Warranties of the Parties. HMR and MEDICIS each represent and warrant to the other, as of the LICENSE EFFECTIVE DATE, as follows:

             (a) Each party and any of its AFFILIATES who are parties to the TRANSACTION DOCUMENTS has the power, authority and right to enter into the TRANSACTION DOCUMENTS to which it is a party and to perform its obligations thereunder. The execution, delivery and performance of the TRANSACTION DOCUMENTS by each party and any of its AFFILIATES who are parties to the TRANSACTION DOCUMENTS do not conflict with any material term of any other agreement to which it or any of its AFFILIATES is a party or by which it or any of its AFFILIATES is bound.

             (b) None of such parties, nor any of their employees or consultants who shall be undertaking any activities related to this AGREEMENT or the PRODUCTS, has been debarred or the subject of debarment proceedings by the FDA.

             (c) Except with respect to the filing of a pre-merger notification report under the HSR ACT, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency is required to be obtained or made by or with respect to such party in connection with its execution, delivery and performance of this AGREEMENT.

             (d) Each party is a corporation or limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to consummate the transactions contemplated hereby. The execution and delivery of this AGREEMENT by each party and the consummation and performance of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate and other proceedings, and this AGREEMENT has been duly authorized, executed and delivered by each party and, assuming the enforceability against the other party hereto, constitutes the legal, valid and binding obligation of each party, enforceable in accordance with its terms except (i) if such enforcement would be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally; and (ii) as specific performance and other equitable remedies are subject to the general discretion of the court. The SUPPLY AGREEMENT, the LOPROX LOTION SUPPLY AGREEMENT, the PURCHASE AGREEMENT, the TRADEMARK LICENSE AGREEMENT, the TRANSITION SERVICES AGREEMENT and all other documents executed by each party or its

                                                    LICENSE AND OPTION AGREEMENT


AFFILIATES and delivered as of the LICENSE EFFECTIVE DATE constitute the valid and binding obligation of such party or its AFFILIATE enforceable in accordance with their respective terms, subject to the same exceptions as set forth above.

         10.2 Representations and Warranties of HMR. Subject to the matters specifically disclosed in the applicable subsection of Schedule 10.2 hereto, HMRI, HMR SA and HMR GmbH hereby jointly and severally represent and warrant to MEDICIS, as of the LICENSE EFFECTIVE DATE, that:

             (a) Except for the DEVELOPMENT STAGE PRODUCT, the PRODUCTS are the only human dermatology products containing the ACTIVE INGREDIENTS which, as of the LICENSE EFFECTIVE DATE, HMR or their AFFILIATES sell or have developed for sale in the TERRITORY; provided, however, that in the event that HMR or their AFFILIATES have developed other human dermatology products containing the ACTIVE INGREDIENTS for sale in the TERRITORY, HMR's sole obligation and liability hereunder shall be to convey rights to such products to MEDICIS on substantially the same terms as provided herein as to Topicort Ointment 0.05% pursuant to
Section 10.2(m) hereof without payment of further consideration by MEDICIS. For purposes of this Section 10.2(a) only (and for no other provision of this AGREEMENT) "developed for sale in the TERRITORY" as to any product shall mean having filed an Investigative New Drug Application or NDA as to such product.

             (b) HMR or their AFFILIATES own all right, title and interest in and to the PATENTS, the NDAs, the PRODUCT KNOW-HOW (except for rights constituting PRODUCT KNOW-HOW which are not owned but which are controlled or licensed by HMR) and the TRADEMARKS in the TERRITORY, free and clear of any and all liens, encumbrances, claims, mortgages, security interests, charges or restrictions. Except for the corporate names of HMR and their AFFILIATES or contract manufacturers, the TRADEMARKS constitute all of the trademarks, trade names and service marks used in connection with the development, marketing, promotion, sale and distribution of the PRODUCTS in the TERRITORY within the two
(2) year period prior to the LICENSE EFFECTIVE DATE.

             (c) HMR or their AFFILIATES have (i) the sole legal right in the TERRITORY to license the PATENTS, license the TRADEMARKS pursuant to the TRADEMARK LICENSE AGREEMENT, and assign and convey good and marketable title to the PATENTS and the TRADEMARKS to MEDICIS in the TERRITORY; and (ii) the legal right to license the PRODUCT KNOW-HOW and the SHARED KNOW-HOW in the TERRITORY free and clear of all liens, encumbrances, claims, mortgages, security interests, charges or restrictions; and (iii) the legal right to grant to MEDICIS the rights described in Sections 4.1 and 4.4 hereof. HMR's execution and delivery of this AGREEMENT and the other related documents delivered by HMR in connection with transactions contemplated herein and the performance of this AGREEMENT by HMR or their AFFILIATES (and the transactions contemplated herein):
(i) do not and will not conflict with, violate or constitute or result in a default or an event creating rights of acceleration, termination or cancellation, or a loss of right, under any law, judgment, order or decree, under the articles of incorporation or bylaws of HMR or under any mortgage, contract or agreement to which HMR or their AFFILIATES is a party or

                                                    LICENSE AND OPTION AGREEMENT

by which HMR or their AFFILIATES is bound; and (ii) will not result in the creation or imposition of any lien, charge, mortgage, claim, pledge, security interest, restriction or encumbrance of any kind on, or liability with respect to, the INTELLECTUAL PROPERTY in the TERRITORY.

             (d) (i) All NDAs required for the marketing and sale of the PRODUCTS in the TERRITORY have been approved by the FDA, and all PRODUCTS are eligible for immediate sale in the TERRITORY without regulatory limitations, and HMR is in full compliance with all material terms and conditions of such NDAs. HMR has not received any notice that the FDA has commenced or threatened to initiate any action to withdraw its approval or request the recall of any PRODUCT or commenced or threatened to initiate any action to enjoin production at any facility for the manufacture of the PRODUCTS.

                 (ii) All manufacturing operations for the PRODUCTS sold in the TERRITORY conducted by or on behalf of HMR or its AFFILIATES have been and are being conducted in compliance with the good manufacturing practice regulations set forth in 21 C.F.R. Parts 210 and 211 and neither HMR nor their AFFILIATES has, with respect to the PRODUCTS, made an untrue statement of a material fact or fraudulent statement to the FDA, failed to disclose a material fact required to be disclosed to the FDA or committed an act, made a statement or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities" as set forth in 56 Fed. Reg. 46191 (September 10, 1991). No PRODUCTS sold in the TERRITORY are or have been adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act of 1938, as amended, 21 U.S.C. Sections 301 et. seq., in any manner that gives rise to any liability on the part of HMRI or its AFFILIATES. With respect to any NDA relating to the PRODUCTS submitted to but not approved by the FDA, HMR has complied in all material respects with the requirements of 21 U.S.C. Sections 355 and 357 and 21 C.F.R. Parts 312, 314 and 430 et. seq. and has provided all additional information and taken all additional action requested by the FDA in connection therewith. HMR has made available for MEDICIS' inspection copies of any and all material reports of inspection observations, establishment inspection reports, warning letters and other documents received by HMR from the FDA that indicate or suggest lack of compliance with the FDA regulatory requirements in connection with the manufacture or sale of the PRODUCTS.

              (e) No default under any material agreement or other material arrangement relating to the PRODUCTS in the TERRITORY, including without limitation the HERBERT AGREEMENT and the PACO AGREEMENTS, has been declared and is continuing and, to the knowledge of HMR, no condition exists which, with notice or lapse of time or both, would constitute a default under any such material agreement or other material arrangement. All of such agreements are valid and subsisting and are in full force and effect and, to the knowledge of HMR, no claim exists or has been asserted with respect to such agreements that would adversely affect the rights granted to MEDICIS hereunder. HMR has not received notice that any party to any such agreements intends to cancel or terminate such agreements or to exercise or not exercise any options or rights under such agreements.

                                                    LICENSE AND OPTION AGREEMENT


              (f) The manufacture, marketing, distribution, sale and promotion of the PRODUCTS in the TERRITORY: (i) does not in any material respect violate or conflict with any NDA, law, governmental specification, authorization or requirement, or any decree, judgment, order or similar restriction, and (ii) to the knowledge of HMR, has not been the subject of any investigation or inquiry by any governmental agency or authority regarding violations or alleged violations of law or been found by any such agency or authority to be in violation of any law.

              (g) No proceedings have been instituted or are pending in the TERRITORY which challenge any rights of HMR with respect to, or the validity of, the PATENTS or the TRADEMARKS. Neither the PRODUCTS, the INTELLECTUAL PROPERTY nor HMR's business relating to the manufacture of the PRODUCTS or the marketing and sale of the PRODUCTS in the TERRITORY is the subject of: (i) any outstanding judgment, order, writ, injunction or decree of, or settlement agreement with, any person, corporation, business entity, court, arbitrator or administrative or governmental authority or agency, limiting, restricting or affecting the PRODUCTS, the INTELLECTUAL PROPERTY or such business in a way that would have an adverse effect on MEDICIS' manufacture, sale and marketing of the PRODUCTS as contemplated herein; and (ii) any pending or, to the knowledge of HMR, threatened claim, suit, proceeding, charge, inquiry, investigation or action of any kind.

              (h) All material registrations and filings, including the payment of maintenance and renewal fees, have been timely made in the TERRITORY for the PATENTS and the TRADEMARKS, as are necessary to preserve the rights of HMR or to prosecute patent applications in the ordinary course of HMR's management of their intellectual property rights. MEDICIS acknowledges that no patent applications have been filed by HMR, and no patents have issued, for the PATENTS in the TERRITORY as of the LICENSE EFFECTIVE DATE.

              (i) To the actual knowledge of HMR after due inquiry the use and exploitation by MEDICIS of the PATENTS, the KNOW-HOW and the TRADEMARKS for the manufacture, use, marketing and sale of the PRODUCTS in the TERRITORY shall not infringe the valid intellectual property rights of any third party.

              (j) Neither HMR nor any of its AFFILIATES is a party to or is bound by any agreement or other arrangement pursuant to which HMR or such AFFILIATE has agreed to grant or honor chargebacks, rebates or the like in connection with the sale and/or distribution of the PRODUCTS in the TERRITORY.

              (k) The financial statements previously provided to MEDICIS relating to the sales of the PRODUCTS in the TERRITORY by HMR fairly present the information stated therein for the respective periods.

              (l) HMR has not, nor to the knowledge of HMR has PACO or HERBERT, received any notice that the FDA has commenced, or threatened to initiate any action to withdraw its approval or request a recall of any PRODUCT, or commenced or threatened to initiate any action to enjoin production in any facility in which a PRODUCT is manufactured. To the knowledge of HMR, there is no outstanding injunction, judgment, order, decree, ruling or

                                                    LICENSE AND OPTION AGREEMENT

charge relating to any PRODUCT in the TERRITORY, or any action, suit, proceeding, hearing or investigation in or before any court or quasi judicial or administrative agency of any federal, state or local jurisdiction pertaining to any PRODUCT in the TERRITORY, nor, has any such proceeding been threatened. To the knowledge of HMR, there are no facts which, if known by a potential claimant or governmental authority, would give rise to a claim or proceeding which, if asserted or conducted, would materially adversely affect any PRODUCT in the TERRITORY.

              (m) MEDICIS acknowledges that (i) Topicort Ointment 0.05% is not currently sold in the TERRITORY; (ii) none of the representations, warranties and covenants made in this Section 10.2 with respect to the PRODUCTS shall apply to Topicort Ointment 0.05%; and (iii) the sole representations, warranties and covenants made by HMR with respect to Topicort Ointment 0.05% are that HMR has the requisite power, authority and right to convey the rights conveyed in this AGREEMENT with respect to the Topicort Ointment 0.05%, free and clear of any and all liens, encumbrances or security interests.

         10.3 Covenants of the Parties.

              (a) MEDICIS on the one hand and HMR on the other each covenants to the other that it shall comply in all material respects with all laws, including tax laws, applicable to it and its activities under this AGREEMENT. The parties further agree that they shall, without payment or further consideration, execute and deliver any further or additional instruments or documents and perform any acts which may be reasonably necessary in order to effectuate and carry out the purposes of this AGREEMENT.

              (b) HMR has delivered to MEDICIS a list which identifies each agreement pursuant to which HMRI has agreed to grant or honor rebates in connection with the sale and/or distribution of the PRODUCTS. Within five (5) days following the LICENSE EFFECTIVE DATE, HMRI shall request in writing of the other party to each such agreement that any and all PRODUCTS subject to such agreement be immediately withdrawn therefrom and, if MEDICIS is a party to a similar agreement with such other party and if MEDICIS so requests, that the PRODUCTS be made subject to MEDICIS' agreement with such other party. In the event of any such request by MEDICIS, MEDICIS shall also within such five (5) day period request in writing of the other party that the PRODUCTS be made subject to MEDICIS' agreement with such other party. If the other party to any such agreement initially refuses to withdraw the PRODUCTS from such agreement, HMRI shall, at MEDICIS' request, assist MEDICIS in adding such PRODUCTS to any existing rebate arrangement between MEDICIS and such other party or in entering into its own rebate arrangement with such other party with respect to the PRODUCTS. HMRI and MEDICIS shall each use their commercially reasonable good faith efforts to implement the provisions of this Section 10.3(b). If, after the parties have taken any and all actions required under this Section 10.3(b), any PRODUCTS cannot be withdrawn from any agreement identified in the list delivered to MEDICIS as provided in this Section 10.3(b), (i) MEDICIS shall reimburse HMRI for the amounts of any rebates required to be paid by HMRI thereunder in connection with the sale and/or distribution of the PRODUCTS from and after the LICENSE EFFECTIVE DATE on a monthly basis within thirty (30) days after presentation by HMR of an invoice therefor, and (ii) HMRI shall take any and all actions required to ensure that

                                                    LICENSE AND OPTION AGREEMENT


the PRODUCTS are not in any manner subject either to any renewal of such agreement or to any new agreement entered into between HMRI and the other party to such agreement.

         10.4 Covenants of MEDICIS.

              (a) During the TERM, MEDICIS shall use its reasonable commercial efforts to promote the PRODUCTS, using efforts comparable to the efforts devoted by a company the size of MEDICIS to products with commercial potential similar to that of the PRODUCTS.

              (b) MEDICIS shall not at any time during the TERM take any action or omit to take any action which will in any material way compromise its rights under the HERBERT AGREEMENT or the PACO A/T/S AGREEMENT, or materially increase its obligations thereunder.

              (c) No provision of the HERBERT AGREEMENT or the PACO AGREEMENTS shall be amended during the TERM without the prior written consent of HMRI, which consent shall not be unreasonably withheld or delayed. If the OPTION is not exercised by MEDICIS, the HERBERT AGREEMENT and the PACO A/T/S AGREEMENT shall be deemed to be reassigned to HMRI upon the expiration of the TERM.

         10.5 Covenants of HMR.

              (a) NEITHER HMR nor any of their AFFILIATES will at any time during the TERM take any action or omit to take any action which will in any material way compromise HMRI's rights under the PACO LOPROX AGREEMENT, or materially increase HMR's obligations thereunder.

              (b) Following the LICENSE EFFECTIVE DATE, HMR shall reimburse and indemnify MEDICIS promptly upon its request for any and all losses suffered or amounts paid by MEDICIS as a result of any chargeback and/or rebate agreements or arrangements entered into by HMRI or an AFFILIATE which relate to the sale of the PRODUCTS and are not disclosed on the portion of Schedule 10.2 hereto relating to Section 10.2(j) of this AGREEMENT.

              (c) Except (i) as specifically permitted by the express terms of this AGREEMENT; and (ii) for obligations specifically assumed by MEDICIS under the TRANSACTION DOCUMENTS, neither HMR nor any of their AFFILIATES shall take any action, fail to take any action required of them or otherwise cause (1) any of the representations and warranties contained in Section 10.2 of the PURCHASE AGREEMENT; or (2) any of the representations and warranties contained in Sections 10.2(b), (c), (d), (e), (f), (g) (except to the extent such representations and warranties in Section 10.2(g) relate to the PATENTS), (h),
(i) or (l) (subject to Section 7.5, which shall control) herein, to be untrue during the TERM or as of the PURCHASE DATE. Notwithstanding any other provision of this Section 10.5(c), HMR shall have no responsibility for (i) the obligations of HERBERT or PACO under the HERBERT AGREEMENT or the PACO A/T/S AGREEMENT arising after the LICENSE EFFECTIVE

                                                        LICENSE OPTION AGREEMENT


DATE; or (ii) obligations, including regulatory obligations, specifically assumed by MEDICIS under the TRANSACTION DOCUMENTS.

         10.6 Mutual Limitations on Warranties and Damages.

              (a) OTHER THAN THE REPRESENTATIONS AND WARRANTIES MADE BY THE PARTIES PURSUANT TO SECTIONS 10.1 AND 10.2 OR ELSEWHERE HEREIN, THE PARTIES DISCLAIM ANY AND ALL OTHER WARRANTIES WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTY ARISING FROM COURSE OF DEALING OR USAGE OF TRADE.

              (b) EXCEPT AS EXPRESSLY SET FORTH IN SCHEDULES 4.3A, 4.3B AND 13 HERETO AND IN ADDITION TO THEIR RESPECTIVE REMEDIES UNDER ARTICLE XVIII AND ANY REMEDY PROVIDED HEREIN, AT LAW OR IN EQUITY FOR BREACH OF THIS AGREEMENT AS LIMITED BY THIS SECTION 10.6, MEDICIS AND HMR SHALL EACH BE ENTITLED TO ANY AND ALL RIGHTS AND REMEDIES AVAILABLE AT LAW OR IN EQUITY OR UNDER THE TRANSACTION DOCUMENTS WITH RESPECT TO RIGHTS AND OBLIGATIONS ARISING THEREUNDER; PROVIDED, HOWEVER, THAT UNDER NO CIRCUMSTANCES SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND, INCLUDING LOSS OF PROFITS. FURTHERMORE, NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, IN NO EVENT SHALL THE AGGREGATE LIABILITY OF HMR OR MEDICIS PURSUANT TO
ARTICLE XVIII OR OTHERWISE HEREUNDER, AND/OR UNDER THE PURCHASE AGREEMENT, THE TRANSITION SERVICES AGREEMENT, THE TRADEMARK LICENSE AGREEMENT OR THE TECHNICAL AGREEMENT EXCEED U.S. $82.5 MILLION LESS OR PLUS ANY ADJUSTMENTS TO THE LICENSE FEES OR PURCHASE PRICE MADE PURSUANT TO SCHEDULES 4.3A, 4.3B OR 13 HERETO, PROVIDED THAT SUCH LIMITATION SHALL NOT APPLY WITH RESPECT TO ANY LIABILITY TO ANY THIRD PARTY UNDER ARTICLE XVIII OR OTHERWISE.

         10.7. Survival of Representations and Warranties. The representations and warranties made by HMR and by MEDICIS in this AGREEMENT are made as of the LICENSE EFFECTIVE DATE, and they shall only be valid and survive for a period ending on the earlier of the three (3) year anniversary of the LICENSE EFFECTIVE DATE or the date which is one (1) year after the date of termination of this AGREEMENT and shall thereafter be of no force or effect, except to the extent required to enforce the parties' accrued rights and obligations hereunder following the end of such period for any claims which have been properly notified by one party to any other party prior to the expiration of such period.

                                                    LICENSE AND OPTION AGREEMENT

                                   ARTICLE XI.
                            CONFIDENTIAL INFORMATION

         11.1 Ownership. Without limiting the rights granted to and by the parties under this AGREEMENT, CONFIDENTIAL INFORMATION furnished hereunder by either party to the other shall remain the sole property of the disclosing party. Data and inventions concerning the PRODUCTS developed or made during the TERM shall be owned by the developing or inventing party.

         11.2 Confidentiality. Each party agrees that during the TERM and at all times thereafter, it shall keep, and cause its AFFILIATES and/or permitted sublicensees to keep, confidential all CONFIDENTIAL INFORMATION, and neither party nor any of its AFFILIATES and/or permitted sublicensees shall use or disclose the CONFIDENTIAL INFORMATION except as expressly permitted in this AGREEMENT. Each party acknowledges that the CONFIDENTIAL INFORMATION is highly valuable, proprietary and confidential and that any disclosure to any officer, employee, or agent of such party or any of its AFFILIATES shall be made only to the extent necessary to carry out its responsibilities under this AGREEMENT and only if such officer, employee or agent shall be bound by an agreement to maintain such information in confidence.

         11.3 Public Announcements and Statements. Neither HMR nor MEDICIS, nor any AFFILIATE thereof, shall issue or cause publication of any press release or other public announcement or public communication with respect to this AGREEMENT or the transactions contemplated hereby without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Neither party shall use the name of the other party in any public statement or press release without the prior written approval of the other party, which approval may not be unreasonably withheld or delayed; provided, however, that both parties shall give the other party a minimum of five (5) business days to review any such press release or other public statement. Notwithstanding the foregoing, each party may make any disclosure which such party, in the opinion of its counsel, is obligated to make pursuant to applicable law, in which case such party shall still endeavor to give the other party an opportunity to review such disclosure but shall not be obligated to do so if such disclosure must, in the opinion of its counsel, be made without time for review. The failure of a party to draft such disclosure in a timely fashion shall not be deemed a reason to avoid submitting such disclosure to the other party hereto.

                                  ARTICLE XII.
                                  IMPROVEMENTS

         12.1 Improvements. All IMPROVEMENTS developed by a party to any PRODUCT during the TERM shall be the sole and exclusive property of such party; provided, however, that subject to the respective obligations of the parties under Article VI hereof, (i) HMR shall grant to MEDICIS pursuant to Section 2.1 hereof an exclusive royalty-free license during the TERM to use and exploit in the TERRITORY, and outside the TERRITORY solely within North America to make and have made PRODUCTS for use and resale in the TERRITORY, any

                                                    LICENSE AND OPTION AGREEMENT


IMPROVEMENTS to any PRODUCTS for human dermatological use developed by HMR or its AFFILIATES during the TERM solely with the PRODUCTS and with other IMPROVEMENTS, LINE EXTENSIONS, MEDICIS NEWLY DEVELOPED PRODUCTS and HMR NEWLY DEVELOPED PRODUCTS sold and/or licensed to MEDICIS in accordance with Section
5.1 hereof; and (ii) MEDICIS hereby grants to HMRI an exclusive royalty-free license during the TERM to use and exploit, outside the TERRITORY, and within the TERRITORY to make and have made PRODUCTS for use and resale outside the TERRITORY, any IMPROVEMENTS to any PRODUCTS for human dermatological use developed by MEDICIS or its AFFILIATES during the TERM solely with the PRODUCTS and with other IMPROVEMENTS, LINE EXTENSIONS, HMR NEWLY DEVELOPED PRODUCTS and MEDICIS NEWLY DEVELOPED PRODUCTS sold and/or licensed to HMR in accordance with
Section 5.2 hereof.

         12.2 Regulatory Responsibility with Respect to IMPROVEMENTS. Notwithstanding any provision of this AGREEMENT granting a license to any IMPROVEMENT by or to any party: (i) MEDICIS shall bear all costs and expenses associated with obtaining regulatory approval for sales within the TERRITORY of any IMPROVEMENT licensed by HMR to MEDICIS hereunder; and (ii) HMR shall bear all costs and expenses associated with obtaining regulatory approval for sales outside of the TERRITORY of any IMPROVEMENT licensed by MEDICIS to HMR hereunder.

                                  ARTICLE XIII.
                            ADDITIONAL LOPROX PRODUCT

         13.1 Additional Loprox Product. The parties have made certain agreements regarding an additional Loprox PRODUCT which are set forth in
Schedule 13 attached hereto and incorporated herein.

                                  ARTICLE XIV.

                                  MANUFACTURING

         14.1 Manufacturing by MEDICIS. Subject to the terms of the SUPPLY AGREEMENT, MEDICIS shall have the right to manufacture the PRODUCTS in the TERRITORY (and in other countries in North America, to the extent legally permissible) during the TERM; provided, however, that MEDICIS' rights during the TERM to manufacture (i) LOPROX LOTION and A/T/S Solution shall be subject to the PACO AGREEMENTS, and (ii) A/T/S Gel shall be subject to the HERBERT AGREEMENT.

                                   ARTICLE XV.
                              TERM AND TERMINATION

         15.1 Term of the AGREEMENT. The term of this AGREEMENT (the "TERM") shall commence on the LICENSE EFFECTIVE DATE and, subject to earlier termination pursuant to Sections 15.2 and 15.3 hereof, shall terminate on the third anniversary of the LICENSE

                                                    LICENSE AND OPTION AGREEMENT


EFFECTIVE DATE, without any further action of HMR or MEDICIS; provided, however, that if MEDICIS has initiated an irrevocable wire transfer or otherwise irrevocably commenced payment of the PURCHASE PRICE on or before the third anniversary of the LICENSE EFFECTIVE DATE, the TERM shall continue for up to three (3) business days to permit the PURCHASE AGREEMENT to become effective. Subject to the terms of the PURCHASE AGREEMENT upon its effectiveness, after the expiration or termination of this AGREEMENT, MEDICIS thereafter shall not have any right hereunder to make, have made, use, sell or have sold the PRODUCTS in the TERRITORY under this AGREEMENT. Upon such expiration, the TRANSACTION DOCUMENTS (other than the PURCHASE AGREEMENT) shall simultaneously terminate in accordance with their respective terms, without any further action of HMR or MEDICIS, and the PURCHASE AGREEMENT shall not become effective.

         15.2 Termination by HMR. Subject to Section 16.2 hereof, HMR may terminate this AGREEMENT upon written notice to MEDICIS at any time in the event of nonpayment of any amount duly payable by MEDICIS under Sections 3.1 or 4.1(c) or Sections 13.4 or 13.6 of Schedule 13 hereof that is continuing for sixty (60) days after MEDICIS has received written notice from HMR of such nonpayment and such breach has not been cured within such sixty (60) day period; provided, however, that this AGREEMENT may not be terminated based upon nonpayment of any amount by MEDICIS that is subject to a right of set-off pursuant to Section
18.5. If HMR terminates this AGREEMENT pursuant to this Section 15.2, the TRANSACTION DOCUMENTS (other than the PURCHASE AGREEMENT) shall simultaneously terminate in accordance with their respective terms, without any further action of HMR or MEDICIS, and the PURCHASE AGREEMENT shall not become effective.

         15.3 Termination by MEDICIS. Subject to Section 16.2 hereof, MEDICIS may terminate this AGREEMENT during the TERM upon written notice to HMR at any time in the event of: (i) a material breach by HMR of any representation, warranty or covenant relating to the INTELLECTUAL PROPERTY or any part thereof in Sections 10.2(b), (c), (d)(i), (g), (h) or (i) or Section 9.4 of this AGREEMENT; (ii) a material breach by HMR or its AFFILIATES of Sections 2.1, 2.3,
4.2 or Schedules 4.3A or 4.3B hereof; (iii) a material breach by HMR of Section 1 of the TRADEMARK LICENSE AGREEMENT, in each of the foregoing cases (i), (ii) and (iii), where such breach is continuing for sixty (60) days after HMR has received written notice from MEDICIS of such breach, specifying in reasonable detail the particulars of the alleged breach, and such breach has not been cured within such sixty (60) day period or, if such breach cannot by its nature be cured within sixty (60) days, if reasonable progress as determined by MEDICIS in its sole and exclusive discretion has not been made by HMR during such sixty
(60) day period toward curing such breach; (iv) any termination of the SUPPLY AGREEMENT pursuant to Section 3.3(c) of the SUPPLY AGREEMENT, provided written notice of termination hereunder is provided within thirty (30) days following such termination of the SUPPLY AGREEMENT; or (v) except as specifically permitted by the express written terms of this AGREEMENT and for obligations specifically assumed by MEDICIS under the TRANSACTION DOCUMENTS, HMR or any of its AFFILIATES takes any action, fails to take any action or otherwise causes
(1) any of the representations and warranties contained in Section 10.2 of the PURCHASE AGREEMENT or (2) any of the representations and warranties contained in Sections 10.2(b), (c), (d)(i), (g) (except to the extent such representations and

                                                    LICENSE AND OPTION AGREEMENT

warranties in Section 10.2(g) relate to the PATENTS), (h) or (i) herein to be untrue during the TERM or as of the PURCHASE DATE. If MEDICIS terminates this AGREEMENT pursuant to this Section 15.3, the TRANSACTION DOCUMENTS (other than the PURCHASE AGREEMENT) shall simultaneously terminate in accordance with their respective terms, without any further action of HMR or MEDICIS and the PURCHASE AGREEMENT shall not become effective.

                                  ARTICLE XVI.
                       RIGHTS AND DUTIES UPON TERMINATION
                             OR EXPIRATION; REMEDIES

         16.1 Monies Paid or Due.

              (a) Upon the termination or expiration of this AGREEMENT under
Article XV and subject to (i) any liability of either party pursuant to Article XVIII hereof; (ii) the provisions of Section 4.3A(d) of Schedule 4.3A hereto and of Section 4.3B(c) of Schedule 4.3B hereto; and (iii) the provisions of Sections
16.4 and 18.5 hereof, each party shall have the right to retain all payments already received from the other party pursuant to this AGREEMENT, and each party shall pay to the other all sums accrued hereunder which are then due, including without limitation and by way of example only: (1) any sums then due and payable to HMR under Sections 3.1(a) or 4.1(c) hereof or Sections 13.4 or 13.6 of
Schedule 13 hereto, and (2) any sums then due and payable to MEDICIS under
Schedule 2.6 and Section 4.3A(d) of Schedule 4.3A hereto, Section 4.3B of
Schedule 4.3B(c) hereto or Sections 13.2 or 13.3 of Schedule 13 hereof.

              (b) The termination of this AGREEMENT by MEDICIS under Section
15.3 hereof shall terminate MEDICIS' obligation to make any payments set forth in Sections 3.1(a) or 4.1(c) or in Schedule 13 of this AGREEMENT that would accrue after, and are not due and payable at the time of, the effective date of the termination.

              (c) The termination of this AGREEMENT by HMR under Section 15.2 hereof shall terminate HMR's obligation to make any payments set forth in Schedules 4.3A, 4.3B or 13 to this AGREEMENT that would accrue after, and are not due and payable at the time of, the effective date of the termination.

         16.2 Survival of Rights.

              (a) Subject to Section 16.2(c) hereof, upon effectiveness of the PURCHASE AGREEMENT in accordance with its terms, the PURCHASE AGREEMENT shall thereafter govern the continuing rights of the parties, and no provision of this AGREEMENT shall survive except that (i) the obligations of HMR pursuant to
Section 4.3A(c) of Schedule 4.3A hereto if the LOPROX CREAM REGULATORY GOALS have not been obtained as of the end of the TERM and (ii) the provisions of
Schedule 13 hereto shall survive as provided therein.

                                                    LICENSE AND OPTION AGREEMENT

              (b) Subject to Section 16.2(c) hereof, in the event that the PURCHASE AGREEMENT for whatever reason does not become effective in accordance with its terms, the provisions of Sections 2.5, 4.1(c) (if the OPTION has been exercised and the PURCHASE AGREEMENT does not become effective solely because MEDICIS has failed to pay the amounts payable under Sections 3.1 and 4.1(c) hereof and Sections 13.4 and 13.6 of Schedule 13 hereof), 9.2 (except for MEDICIS' right to initiate the prosecution of any action, claim, proceeding, infringement or the like under paragraph (b) of Section 9.2 hereof), 10.6, 15.1, 17.2, 19.2, 19.4, 19.5, 19.6, 19.7, 19.8, 19.10, 19.11 and 19.12 and of Articles
XI and XVIII hereof and this Article XVI and Section 13.7 of Schedule 13 shall survive the termination or expiration of this AGREEMENT.

              (c) The termination or expiration of this AGREEMENT shall not affect the accrued rights and obligations of HMR or MEDICIS arising under or out of this AGREEMENT or claims arising during the TERM, subject to Section 10.7 hereof, and the obligations relating to such claims. In addition, any provision required to interpret and enforce the parties' rights and obligations under this AGREEMENT shall survive to the extent required for the full observation and performance of this AGREEMENT by the parties hereto.

         16.3 Remaining PRODUCT. Upon termination of this AGREEMENT without exercise of the OPTION, MEDICIS, in its sole discretion, may elect (i) to sell all or any portion of the PRODUCTS remaining in inventory or ordered by MEDICIS prior to the effective date of the termination, for a period following such termination not to exceed six (6) months; or (ii) resell any such unexpired PRODUCTS with at least twelve (12) months of shelf life remaining to HMR at the actual purchase price paid by MEDICIS for such PRODUCTS; provided, however, that in the event of termination of this AGREEMENT by HMR pursuant to Section 15.1 due to a nonpayment by MEDICIS, the foregoing election shall be made by HMR. In the event that either party elects the option set forth in clause (i) above, the parties shall cooperate to achieve a smooth transition with respect to the marketing of the PRODUCTS, and HMRI shall have no obligation to pay or reimburse MEDICIS for any PRODUCTS that MEDICIS has on hand at the end of the specified period.

         16.4 Damages. Subject to Section 10.6, a party shall be entitled to damages from the other party if the other party breaches any provision of this AGREEMENT. In the event that this AGREEMENT is terminated by MEDICIS pursuant to
Section 15.3(iv) hereof upon termination of the SUPPLY AGREEMENT pursuant to
Section 3.3(c) thereof, such termination shall not be automatically presumed to be a breach of this AGREEMENT by HMR, and HMR shall only be liable to MEDICIS for damages hereunder relating to such termination if HMR is in breach of the provisions of this AGREEMENT.

         16.5 Transition Upon Termination. If this AGREEMENT expires or is terminated in accordance with its terms or by mutual agreement and the PURCHASE AGREEMENT does not become effective, MEDICIS shall upon expiration or termination of the TERM (i) cooperate with HMR and/or their AFFILIATES to assure a smooth transition to HMR and/or their AFFILIATES of the sale, marketing and distribution of the PRODUCTS in the TERRITORY, including providing services to HMR and/or their AFFILIATES of a similar nature to those

                                                    LICENSE AND OPTION AGREEMENT

provided by HMRI to MEDICIS pursuant to the TRANSITION SERVICES AGREEMENT; and
(ii) transfer (without further consideration other than the payment of the expenses of such transfer) to HMRI all right, title and interest in and to any IMPROVEMENTS developed by MEDICIS or its AFFILIATES to use solely with the PRODUCTS, other IMPROVEMENTS, LINE EXTENSIONS, HMR NEWLY DEVELOPED PRODUCTS, and/or MEDICIS NEWLY DEVELOPED PRODUCTS sold and/or licensed to HMR in accordance with Section 5.2 hereto, for use outside of the TERRITORY.

                                  ARTICLE XVII.
                         PAYMENT TERMS GENERALLY; TAXES

         17.1 Place of Payment; Interest. All amounts to be paid under this AGREEMENT shall be paid in United States dollars by wire transfer in immediately available funds, to such account as the receiving party shall have designated on the LICENSE EFFECTIVE DATE and from time to time thereafter in writing not less than ten (10) days prior to the date of payment; and any such payment shall be deemed to have been paid when recorded in the proper account. Any payment that is not paid when due shall bear interest from the due date until payment in full, at a rate equal to one (1) percent per month.

         17.2 Taxes. If Federal, State or local laws or regulations require that taxes be withheld on any payment, MEDICIS shall be entitled to (i) deduct those taxes from the payment, (ii) pay the taxes to the proper taxing authority and
(iii) send evidence of the obligation together with proof of payment to HMR.

                                 ARTICLE XVIII.
                   INDEMNIFICATION AND LIMITATION OF LIABILITY

         18.1 Indemnification by MEDICIS. In addition to any other rights HMR may have at law or in equity, and subject to Section 10.6, MEDICIS shall indemnify, defend and hold harmless HMR and their AFFILIATES, employees, agents, officers and directors, and their successors and assigns (each, an "HMR INDEMNIFIED PARTY"), from and against any and all LIABILITIES which the HMR INDEMNIFIED PARTY may incur, suffer or be required to pay resulting from or arising out of: (i) the marketing, distribution, sale or promotion of the PRODUCTS by MEDICIS or its AFFILIATES after the LICENSE EFFECTIVE DATE; (ii) the manufacture of the PRODUCTS by MEDICIS or its AFFILIATES or by a third party (other than an AFFILIATE of HMR) after the LICENSE EFFECTIVE DATE, unless HMR had knowledge as of the LICENSE EFFECTIVE DATE that, based on facts in existence and circumstances persisting on the LICENSE EFFECTIVE DATE, such third party's manufacture of the PRODUCTS after the LICENSE EFFECTIVE DATE would be likely to result in or create such LIABILITIES; and (iii) any breach of any representation, warranty or covenant of MEDICIS or its AFFILIATES in the TRANSACTION DOCUMENTS.

         18.2 Indemnification by HMR. In addition to any other rights MEDICIS may have at law or in equity, and subject to Section 10.6, HMRI, HMR SA and HMR GmbH shall jointly and

                                                    LICENSE AND OPTION AGREEMENT

severally indemnify, defend and hold harmless MEDICIS and its AFFILIATES, employees, agents, officers and directors, and its successors and assigns (each, a "MEDICIS INDEMNIFIED PARTY"), from and against any and all LIABILITIES which the MEDICIS INDEMNIFIED PARTY may incur, suffer or be required to pay resulting from or arising out of: (i) the manufacture or supply of the PRODUCTS by HMR or their AFFILIATES prior to the LICENSE EFFECTIVE DATE or after the LICENSE EFFECTIVE DATE in breach of any of HMR GmbH's representations, warranties, covenants and obligations under the SUPPLY AGREEMENT or of any of HMRI's representations, warranties, covenants and obligations under the LOPROX LOTION SUPPLY AGREEMENT, other than for any EXCLUDED HMR PRODUCT LIABILITY; (ii) any liability arising prior to the LICENSE EFFECTIVE DATE in any way relating to any PRODUCT, regardless of the date of first assertion of any claim or action relating thereto; (iii) any breach of any representation, warranty or covenant by HMR or any AFFILIATE in the TRANSACTION DOCUMENTS, including failure or refusal to implement the LOPROX CREAM PLAN or the LOPROX LOTION PLAN (other than as related to the infringement of the intellectual property rights of third parties as described in the following subsections (v) and (vi)); (iv) any LIABILITIES arising from or related to any litigation or claim asserted by COPLEY relating to the COPLEY PRODUCT AGREEMENT or the TRANSACTION DOCUMENTS;
(v) any infringement of the valid intellectual property rights of any third party as a result of the use and exploitation by MEDICIS of the PATENTS, the KNOW-HOW and the TRADEMARKS for the manufacture, use, marketing and sale of the PRODUCTS in the TERRITORY if such infringement was known to HMR as of the LICENSE EFFECTIVE DATE or relates to or arises from the manufacture of the ACTIVE INGREDIENTS; or (vi) any infringement of the type described in the preceding subsection (v) if such infringement was not known but should have been known to HMR as of the LICENSE EFFECTIVE DATE after due inquiry; provided however, that HMR shall only be required to indemnify and hold harmless the MEDICIS INDEMNIFIED PARTIES for fifty percent (50%) of any such LIABILITIES under this subsection (vi).

         18.3 Process of Indemnification. Promptly after an indemnified party becomes aware of any potential LIABILITY hereunder, such party shall deliver written notice to the indemnifying party stating the nature of the potential LIABILITY; provided, however, that the failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party is actually prejudiced as a result of such failure. The indemnified party shall give the indemnifying party such information with respect to the potential LIABILITY as the indemnifying party may from time to time reasonably request. The indemnifying party shall have the right to conduct the defense of any suit or claim related to the LIABILITY if it has assumed responsibility for the suit, claim or other proceeding in writing; provided, however, that if in the reasonable judgment of the indemnified party such suit, claim or other proceeding involves an issue or matter which could have a material adverse effect on the business, operations or assets of the indemnified party, the indemnified party may elect, at its own expense, to conduct a separate defense thereof, but in no event shall any such election be construed as a waiver of any indemnification rights such indemnified party may have under this Article XVIII, at law or in equity, or otherwise. If the indemnifying party defends the suit or claim, the indemnified party may participate in (but not control) the defense thereof at its sole cost and expense; provided, however, that the indemnifying party shall pay the reasonable fees

                                                    LICENSE AND OPTION AGREEMENT


and costs of any separate counsel required for the indemnified party to the extent such representation is due to a conflict of interest between the parties.

         18.4 Settlements. Neither party may settle any claim, action or proceeding related to a LIABILITY to a third party without the consent of the other party, which consent shall not be unreasonably withheld or delayed, if such settlement would impose any monetary obligation on the other party or require the other party to submit to an injunction or otherwise limit the other party's rights under this AGREEMENT, and any payment made by a party in such a settlement without obtaining such consent shall be at its own cost and expense. Notwithstanding the foregoing, the indemnifying party will be liable under this
Article XVIII for any settlement effected without its consent if the indemnifying party has refused to acknowledge liability for indemnification hereunder and/or declines to defend the indemnified party in any such claim, action or proceeding and it is determined by arbitration pursuant to Section
19.4 hereof that the indemnifying party was liable to the indemnified party for indemnification related to such settlement.

         18.5 Right of Set-Off. In addition to any other remedies any party may have for indemnification under this AGREEMENT or at law or in equity, any party may set off against any amount otherwise due and yet unpaid to the other party hereunder any amount owed by such first party to the other party under any provision of this AGREEMENT or any instrument or agreement delivered pursuant hereto, or otherwise.

                                  ARTICLE XIX.
                                  MISCELLANEOUS

         19.1 FORCE MAJEURE. If the performance by any party of any obligation under this AGREEMENT is prevented, restricted, interfered with or delayed by reason of FORCE MAJEURE, the party so affected shall, upon giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party uses its reasonable efforts to avoid or remove such causes of non-performance and continues performance with the utmost dispatch whenever such causes are removed; provided, however, that notwithstanding anything contained in this
Section 19.1, either party may exercise any right to terminate this AGREEMENT which arises under Section 15.2 or 15.3 hereof. For the purposes of this AGREEMENT, "FORCE MAJEURE" is defined as follows: acts of God; acts, regulations, orders, decrees or laws of any government or agency thereof that are not due to or caused by any action or inaction of the party claiming the benefit of force majeure where such action or inaction is in violation of such party's obligations under the TRANSACTION DOCUMENTS or APPLICABLE LAWS; war; damage to or destruction of facilities; labor disturbances (whether or not any such labor disturbance is within the power of the affected party to settle); epidemic; civil commotion; and failure of suppliers, public utilities or common carriers. In the event of FORCE MAJEURE lasting more than three (3) months (or which the parties acknowledge will last more than three (3) months), the parties agree to meet and discuss how this AGREEMENT can be justly and fairly implemented under the circumstances.

                                                    LICENSE AND OPTION AGREEMENT


         19.2 Governing Law. This AGREEMENT shall be deemed to have been made in the State of Delaware and its form, execution, validity, construction and effect shall be determined in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

         19.3 Headings and References. All section headings contained in this AGREEMENT are for convenience of reference only and shall not affect the meaning or interpretation of this AGREEMENT.

         19.4 Dispute Resolution.

              (a) Any dispute, controversy or claim arising out of or relating to this AGREEMENT, or the breach, termination or invalidity of this AGREEMENT or the rights of either party for indemnification hereunder (each, a "CLAIM"), shall be submitted in the first instance to the President, North American Region of HMRI, for HMR and the Chief Executive Officer of MEDICIS for MEDICIS.

              (b) If any CLAIM cannot be resolved by the individuals designated in Section 19.4 (a) within thirty (30) days after being submitted to them, and except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order to preserve the status quo or to prevent irreparable harm pending the selection and confirmation of a panel of arbitrators in accordance herewith, such CLAIM shall be settled by arbitration in accordance with the Commercial Arbitration Rules (the "RULES") of the American Arbitration Association (the "AAA") in effect on the day the arbitration is commenced in accordance with this AGREEMENT, except as modified by this Section 19.4. After expiration of the thirty (30) day period pursuant to
Section 19.4(a) hereof, either party may commence arbitration by serving upon the other party a written demand for arbitration sent by a courier service of internationally recognized reputation, in accordance with this AGREEMENT, with a copy of the same delivered by a courier service of internationally recognized reputation, to the AAA regional office in which either party is then located. The number of arbitrators shall be three, one of whom is selected by MEDICIS, one of whom is selected by HMRI and one of whom is selected by HMRI and MEDICIS (or by the other two arbitrators if the parties cannot, within thirty (30) days after the commencement of the arbitration proceeding, agree on the third arbitrator). In the event that either party shall fail to appoint an arbitrator within thirty (30) days after the commencement of the arbitration proceeding, such arbitrator and the third arbitrator shall be appointed by the AAA in accordance with the RULES. The arbitration award shall be rendered by a majority of the members of the board of arbitration. Except as expressly provided in
Section 19.5 hereof, the panel shall not be entitled to modify this AGREEMENT or the transactions contemplated herein. The arbitration proceeding shall be conducted in the English language and shall be brought in Chicago, Illinois, unless the parties agree in writing to conduct the arbitration in another location. The AAA shall have jurisdiction over all parties to this AGREEMENT for purposes of the arbitration.

                                                    LICENSE AND OPTION AGREEMENT


              (c) The arbitration decision shall be final and binding and shall not be appealable to any court in any jurisdiction. The prevailing party may enter such decision in any court having competent jurisdiction.

              (d) Any statute of limitations or other equitable or legal doctrine which would otherwise be applicable to any action brought by either of the parties shall be applicable in the arbitration. In the event any party to this AGREEMENT files a petition under the bankruptcy laws of the United States or has a petition filed against it which results in an order for relief or other indicia that a bankruptcy case has commenced, it is the express intention of the parties that this AGREEMENT shall control and be enforced in accordance with its terms and conditions that any Claim shall remain subject to arbitration to the maximum extent permitted by law.

              (e) There shall be no rights of discovery in connection with the arbitration except as follows: (i) Each party shall have the right to request the arbitrators to issue subpoenas for documents in accordance with the RULES.

                  (ii) Each party shall have the right to initiate two (2) depositions of each other party to the arbitration; and each party shall have the right to initiate one (1) additional oral deposition pursuant to a subpoena issued by the arbitrators or any court of competent jurisdiction.

                  (iii) At any time following the tenth day after the commencement of the arbitration in accordance with this AGREEMENT, a written notice served upon all parties shall be sufficient to compel the attendance of any party at a deposition upon not less than sixty (60) days notice and no subpoena shall be required for that purpose. If a person fails or refused to testify at a deposition, that person shall not be permitted to testify at the hearing, except for good cause shown. The number of depositions that may be initiated by either party may be varied by agreement of all parties to the arbitration but not by any action, order or request of the arbitrators or any court.

                  (iv) Not less than thirty (30) days prior to the scheduled arbitration proceeding, the arbitrator shall conduct a preliminary hearing in accordance with the AAA guidelines. Not less than five (5) days prior to the preliminary hearing, all parties to the arbitration shall serve upon all other parties to the arbitration a written list of witnesses and exhibits to be used at the arbitration hearing. Except for good cause shown, no witness or exhibit may be utilized at the arbitration hearing other than as set forth on such list. The arbitrators shall receive evidence at a single hearing. The arbitrators shall award reasonable attorneys' fees and costs in favor of the prevailing party or parties. The arbitrator shall issue a final award not more than twenty
(20) days following the conclusion of the hearing. The arbitrators shall have the power to hear and decide, by documents only or with a hearing (at the arbitrators' sole discretion) any prehearing motions in the nature of a pre-trial motion to dismiss or for summary judgment.

                  (f) The arbitrators shall be entitled to receive reasonable compensation at an hourly rate to be established between the arbitrators and the AAA. If required by the arbitrators,

                                                    LICENSE AND OPTION AGREEMENT

MEDICIS on the one hand, and HMRI, on the other, will deposit with the AAA an equal share of the total anticipated fee of the arbitrators in an amount to be estimated by the AAA. The non-prevailing party in the proceedings shall be ordered to pay, and shall have the ultimate responsibility for, all arbitrators' fees and the fees of the AAA and such fees shall be included in the judgment to be entered against the non-prevailing party.

                  (g) Notwithstanding any other provision of this AGREEMENT, any party may apply to a court of competent jurisdiction within the TERRITORY, for an order in true nature of a temporary restraining order or preliminary injunction for purposes of maintaining the status quo pending the final resolution of any dispute pursuant to the arbitration provisions hereof.

                  (h) Each party consents to the jurisdiction and administration of the AAA for purposes of the arbitration proceedings contemplated herein.

         19.5 Severability. If any provision of this AGREEMENT is held by a court of competent jurisdiction to be invalid or unenforceable, it shall be modified to the minimum extent necessary to make it valid and enforceable.

         19.6 Entire Agreement. This AGREEMENT, including the exhibits hereto, and the TRANSACTION DOCUMENTS, constitute the entire AGREEMENT between the parties and their AFFILIATES relating to the subject matter hereof and supersede all previous writings and understandings, whether oral or written, including without limitation the Confidentiality Agreement, dated as of May 28, 1998, and the Letter of Intent, dated June 8, 1998, by and between HMRI and MEDICIS, relating to the subject matter of this AGREEMENT.

         19.7 Amendment. This AGREEMENT may not be amended, supplemented or otherwise modified except by an instrument in writing signed by both parties that specifically refers to this AGREEMENT.

         19.8 Notices. Any notice required or permitted under this AGREEMENT shall be in writing and sent by reputable courier service, charges prepaid, or by facsimile transmission with confirmation by reputable courier service, to the address or facsimile number specified below. Such notices shall be deemed given three (3) business days after such deposit in the mail or with a courier or one
(1) business day after such facsimile transmission.

         If to HMRI, HMR   Hoechst Marion Roussel, Inc.
         GmbH or  HMR SA:  Route 202-206
                           P. O. Box 6800
                           Bridgewater, New Jersey  08807-0800
                           Fax Number:  (908) 231-3730
                           Attention:  Vice President, Licensing & Alliances

                                                    LICENSE AND OPTION AGREEMENT

           with copies to:       Hoechst Marion Roussel, Inc.
                                 Route 202-206
                                 P. O. Box 6800
                                 Bridgewater, New Jersey  08807-0800
                                 Fax Number:  (908) 231-2243
                                 Attention:  Vice President and General Counsel

                                 Hoechst Marion Roussel Deutschland GmbH
                                 Konigsteiner Strasse 1010
                                 65812, Bad Soden
                                 Germany
                                 Fax Number:  +49-69-305-17905
                                 Attention:  General Manager

                                 Hoechst Marion Roussel, S.A.
                                 102, route de Noisy
                                 93235 Romainville
                                 France
                                 Fax Number:  33-1-4991-3916
                                 Attention:  General Counsel

           If to MEDICIS:        Medicis Pharmaceutical Corporation
                                 4343 East Camelback Road
                                 Phoenix, Arizona  85018
                                 Attention:  Jonah Shacknai
                                 Fax Number:  (602) 808-3875

           with a copy to:       Bryan Cave LLP
                                 Two North Central Avenue, Suite 2200
                                 Phoenix, Arizona  85004-4408
                                 Fax Number:  (602) 364-7000
                                 Attention:  Frank M. Placenti, Esq.

         19.9 Assignment, Sublicense and Binding Effect. Each party shall have the right to assign or sublicense its rights in whole or in part under this AGREEMENT to an AFFILIATE of such party without the other party's consent or to a third party with the other party's prior written consent, which consent shall not be unreasonably withheld, provided that (i) in either case such party guarantees to the other party all of such party's obligations hereunder; and
(ii) in the case of any sublicense by MEDICIS hereunder, the sublicensee agrees in a written, executed agreement delivered to HMR and naming HMR as an intended third party beneficiary therein to (a) observe and perform those obligations of MEDICIS hereunder reasonably determined by MEDICIS to relate to such sublicense;
(b) acquire its requirements for the HMR MANUFACTURED PRODUCTS from HMR GmbH pursuant to the SUPPLY AGREEMENT, during its term and subject to its conditions; and (c) acquire its requirements of the LOPROX LOTION from HMRI

                                                    LICENSE AND OPTION AGREEMENT


pursuant to the LOPROX LOTION SUPPLY AGREEMENT, during its term and subject to its conditions.

         19.10 No Agency. It is understood and agreed that each party shall have the status of an independent contractor under this AGREEMENT and that nothing in this AGREEMENT shall be construed as authorization for either party to act as agent for the other. MEDICIS shall not incur any liability for any act or failure to act by employees of HMR and vice versa. Notwithstanding anything to the contrary in this Section 19.10, HMR GmbH and HMR SA hereby appoint HMRI, and any duly appointed statutory agent of HMRI, as its agent for service of process as to any proceeding commenced pursuant to or in connection with this AGREEMENT or the TRANSACTION DOCUMENTS.

         19.11 No Strict Construction. This AGREEMENT has been prepared jointly and shall not be strictly construed against either party.

         19.12 Waiver. No waiver of any of the provisions of this AGREEMENT shall be deemed, or shall constitute, a wavier of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver, and no waiver shall be binding unless executed in writing by the party making the waiver.

         19.13 Counterparts. This AGREEMENT may be executed in counterparts, each of which shall be an original as against any party whose signature appears thereon but all of which together shall constitute one and the same instrument.

                                                    LICENSE AND OPTION AGREEMENT

         IN WITNESS WHEREOF, the parties, through their authorized officers, have duly executed this as of the date first written above.

HOECHST MARION ROUSSEL, INC.        MEDICIS PHARMACEUTICAL
                                    CORPORATION

By:  /s/ Thomas Hofstaetter         By:  /s/  Jonah Shacknai
     ----------------------              -------------------
Name:  Thomas Hofstaetter           Name:  Jonah Shacknai
Title:  Senior Vice President       Title:  Chairman and Chief Executive Officer

HOECHST MARION ROUSSEL
DEUTSCHLAND GmbH

By:  /s/ Peter Schlikker
     ---------------------
Name:  DR. PETER SCHLIKKER

Title:  Member of the Board

By:  /s/  Dieter Kohl
     ----------------------
Name:  Dieter Kohl
Title:  Member of the Board

HOECHST MARION ROUSSEL, S.A.

By:  /s/  O. Jacquesson
     ----------------------
Name:  O. Jacquesson
Title:  Member of the Board

                                                    LICENSE AND OPTION AGREEMENT


                                    EXHIBIT A
                       List of PRODUCTS (Per Section 1.73)

1.       A/T/S  -  Erythromycin based topical acne treatment
                  a)       2.0% solution, formulated as approved in AADA
                           #62-405.
                  b) 2.0% gel, formulated as approved in NDA #50-617 (owned by HERBERT).

2. Loprox - CICLOPIROX based topical anti-fungal.
                  a) 0.77% cream, formulated as approved in NDA #18-748, or as formulated pursuant to the LOPROX CREAM PLAN.
                  b) 0.77% lotion, formulated as approved in NDA #19-824, or as formulated pursuant to the LOPROX LOTION PLAN.
                  c)       0.77% gel, formulated as approved in NDA #20-519.
                  d) the additional Loprox PRODUCT discussed in Schedule 13 to this AGREEMENT, as described in Investigational New Drug Application #51,286.

3. Topicort - Desoximetasone based topical anti-inflammatory.
                  a)       0.25% cream, formulated as approved in NDA #17-856.
                  b)       0.05% gel, formulated as approved in NDA #18-586.
                  c)       0.05% cream, formulated as approved in NDA #18-309
                  d)       0.25% ointment, formulated as approved in NDA
                           #18-763.
                  e) 0.05% ointment, formulated as approved in NDA #18-594 (non-commercialized in the TERRITORY).

                                                    LICENSE AND OPTION AGREEMENT

                                    EXHIBIT B
                         List of NDAs (Per Section 1.60)

As used in this AGREEMENT, the term "NDAs" shall include the following U.S. regulatory approvals, but shall exclude information contained in such approvals which would normally be included within a Drug Master File:

'A/T/S' Solution                                    AADA    #62-405
'Loprox' Cream                                      NDA     #18-748
'Loprox' Lotion                                     NDA     #19-824
'Loprox' Gel                                        NDA     #20-519
'Topicort' Emollient Cream                          NDA     #17-856
'Topicort' Gel                                      NDA     #18-586
'Topicort' LP Emollient Cream                       NDA     #18-309
'Topicort' Ointment 0.05%*                          NDA     #18-594
'Topicort' Ointment 0.25%                           NDA     #18-763

--------------------
* Non-commercialized in the TERRITORY.

                                                    LICENSE AND OPTION AGREEMENT

                                    EXHIBIT C
                       List of PATENTS (Per Section 1.71)

U.S. patent applications and U.S. patents corresponding to, or claiming a right of priority based upon the subject matter described in, the following Patent Cooperation Treaty (PCT) patent applications, other than to the extent of claims for active ingredients other than the ACTIVE INGREDIENTS; for the avoidance of doubt claims related to rilopirox or the DEVELOPMENT STAGE PRODUCT or HMR's CICLOPIROX Powder shall not be included within the PATENTS:

1. 'Loprox' Gel: WO 98/13042 PCT/EP97/05068, filed 16 September 1997 (Antimycotic gel with high active substance release)

2. 'Loprox' Shampoo: WO 98/13009 PCT/EP97/05070, filed 16 September 1997 (Use of a shampoo containing 1-hydroxy - 2 - pyridones for the treatment of seborrheic dermatitis)

3. 'Loprox': WO 98/13043 PCT/EP/9705069, filed 16 September 1997 (Use of 1-hydroxy - 2- pyridones for the treatment of skin disorders which are caused by antibiotic resistant bacteria)

4. W/O 97/20560, PCT/EP96/05132, filed 4 December 1995 (Use of 1-hydroxy - 2 - pyridones for the topical treatment of mycotic infections which are caused by azole resistant fungi)

Those rights under any and all other patents owned by HMR and their AFFILIATES pertaining to any of the PRODUCTS for use in the TERRITORY.

                                                    LICENSE AND OPTION AGREEMENT
                                    EXHIBIT D
                      List of TRADEMARKS (Per Section 1.86)

      List of TRADEMARKS                            U.S. Registration No.
      ------------------                            ---------------------

          'Topicort'                                       1046658
          'Topicort'                                        621695

           'A/T/S'                                         1284012
           'Loprox'                                        1221402

         'Loprox TA'                              Application No. 75/207.214

                                                    LICENSE AND OPTION AGREEMENT

                                    EXHIBIT E

      List of Canadian Products and New Drug Submissions (Per Section 4.4)

                            Part I. Canadian Products

'Loprox'
--------

Topical Cream, 1%
Lotion, 1%

'Topicort'
----------

Emollient Cream, 0.25%
Gel, 0.05%
Mild Emollient Cream, 0.05%

Ointment, 0.25%

'Dermatop'*
-----------

Emollient Cream, 0.1%
Ointment, 0.1%

*Never manufactured or sold in CANADA

                     Part II. Canadian New Drug Submissions

'Loprox':  9427 - H28-71
'Topicort':  9427-H28-59
'Dermatop':  9427-H0028/8-45

                                      D-1